                                                                       Exhibit 1

                                                               EXECUTION VERSION

                            NORTHWEST BIOTHERAPEUTICS

                           RECAPITALIZATION AGREEMENT

         This RECAPITALIZATION AGREEMENT (this "AGREEMENT") is made by and between NORTHWEST BIOTHERAPEUTICS, INC., and its affiliates, if any (collectively, the "COMPANY"), a Delaware corporation with offices at 22322 20th Ave SE, Suite 150, Bothell, Washington, 98021, and TOUCAN CAPITAL FUND II, L.P., and its designees (collectively, the "INVESTOR"), a Delaware limited partnership with offices at 7600 Wisconsin Avenue, Bethesda, MD 20814, effective as of April 26, 2004 (the "EFFECTIVE DATE").

         WHEREAS, the Company is in the business of developing cancer therapeutics, the Company's products are still in clinical and pre-clinical development, the Company does not yet have any revenue-generating products, and the Company needs substantial amounts of additional funding to [ * * * ];

         WHEREAS, the Company has sought to raise equity financing for nearly two years, with assistance from two investment banks, but to date has not succeeded in obtaining any binding commitment for, or closing on, any such funding;

         WHEREAS, the Company has taken all reasonable steps to reduce its expenditures during this period, including terminating clinical trials, reducing staff, ceasing GMP manufacturing, exiting from its GMP facility, moving the Company to smaller and less expensive offices and lab space, and other such steps;

         [ * * *]

         WHEREAS, the Company has also taken all reasonable actions during this period to try to raise funds through any means other than equity financing, including selling off certain future royalty rights, selling certain non-essential equipment, obtaining bridge funding from management, and other such steps;

         WHEREAS, the Company also needs substantial funds in order to fulfill regulatory requirements for FDA approval to re-start its prostate cancer clinical trial, to persuade trial sites and other necessary parties to participate in a re-start of the prostate trial, and to resume any clinical and/or pre-clinical development of other products beyond the prostate cancer vaccine;

         WHEREAS, in January 2004, the Company was within one week of having to cease operations and commence liquidation, the Company had no investors ready to close on any funding, and no investors who had made material progress into due diligence. Although the Company was still vigorously pursuing all other funding possibilities, there were no alternative sources of funding available to the Company, either, at that time or soon enough for the Company to avoid ceasing operations and commencing liquidation;

* Confidential Treatment Requested

                                                               EXECUTION VERSION

         WHEREAS, Investor was interested in commencing due diligence on the Company, to determine whether an investment in the Company would be viable. However, as of that time, the necessary due diligence materials had not been pulled together into organized, comprehensive binders or investor packages that could be readily reviewed by prospective investors. It was necessary for Investor to work jointly with the Company to assemble these necessary materials, and develop the necessary analyses, to enable a due diligence assessment to be made;

         WHEREAS, since the Company did not have any operating funds to enable it to continue operating during a due diligence process, such a process was only feasible if Investor provided operating funds for the Company for this period;

         WHEREAS, Investor provided such operating funds to the Company in two bridge notes of $50,000 each, covering the period from late January through the date of this Agreement. Such bridge (debt) financing was extremely high risk;

         WHEREAS, the Company's situation and prospects were highly complex, and a large volume of information was required to be gathered and analyzed to make a due diligence assessment. For Investor, it took a team of two partners, four associates, and numerous outside advisors (e.g., legal, regulatory, IP) a period of two months to pull together and evaluate most of the necessary information;

         [ * * * ]

         WHEREAS, a further (third) bridge period is necessary in order to try to accomplish as many as possible of the key steps that must occur before a recapitalization and restart may be viable, and this bridge period may take up to ninety (90) days and the Company believes that an additional bridge and recapitalization will create more value for its stockholders and creditors than could be achieved through a liquidation of the Company at this time;

         WHEREAS, at this time there can be no assurance as to whether the key steps required to make recapitalization and restart of the Company viable can be achieved, nor what amount of time and expense will be required to achieve them if they are achievable, nor whether prospective co-investors will then be willing to close on sufficient funding to enable the Company to continue in business;

         WHEREAS, the Company does not have adequate funds for operations, nor for additional expenses related to corporate governance, regulatory filings, or preparations for recapitalization and restart of the Company, during this further bridge period, and the Company has requested that Investor provide such bridge funding;

         WHEREAS, the amount of funds the Company will need in order to continue operations during the additional bridge period of up to ninety (90) days will be much larger than the Company has needed for the two bridge periods to date, and will be as much as $500,000 for the first thirty (30) days alone;

* Confidential Treatment Requested



                                       2.

                                                               EXECUTION VERSION


         WHEREAS, Investor has already undertaken extensive risk and work during the first two bridge periods, Investor will undertake substantially greater risk with substantially more capital and perform further work during the further (third) bridge period contemplated under this Agreement, and Investor is willing to provide the necessary funds for operations and certain other expenses of the Company during a further bridge period, but only as part of a comprehensive recapitalization agreement, with binding agreement between the parties, prior to such further bridge funding, as to all material terms of the comprehensive recapitalization, as set forth herein, all parts of which constitute essential terms and conditions; and

         WHEREAS, Investor, the Company and its Board of Directors have undertaken extensive discussions and negotiations over a number of weeks about the terms, conditions and structure of an overall recapitalization of the Company, and have explored numerous approaches to fit the circumstances and meet the needs of both the Company and Investor.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1:   RECAPITALIZATION PLAN

         1.1 Recapitalization Plan: The Company is being recapitalized in two stages (the "RECAPITALIZATION PLAN"), consisting of (i) a bridge period (the "BRIDGE PERIOD") which began on February 1, 2004 and shall end ninety (90) days after the Effective Date of this Agreement, unless earlier terminated or further extended as provided in Section 2.6 of this Agreement, and (ii) an anticipated equity financing of the Company, through the issuance of Convertible Preferred Stock (as defined in the Convertible Preferred Stock Term Sheet attached hereto as Exhibit B) in accordance with this Agreement (the "ANTICIPATED EQUITY FINANCING"). Investor shall serve as the lead in the Bridge Funding and Bridge Period Activities, as defined herein. At Investor's election, in its sole discretion, on or before the end of the Bridge Period, Investor shall also serve as the lead investor in the Anticipated Equity Financing as provided herein.

         1.2 Recapitalization Documents and Agreements: The terms and conditions of the Recapitalization Plan are set forth in this Agreement, and shall be further set forth in the following other documents and agreements (the "RELATED RECAPITALIZATION DOCUMENTS"): (a) each Loan Agreement, Security Agreement and Note (each "NOTE") in the form attached hereto as Exhibit A and executed pursuant to this Agreement during the Bridge Period, (b) the binding Convertible Preferred Stock Term Sheet, attached hereto as Exhibit B, (c) a Bridge Warrant in the form attached hereto as Exhibit C, (d) a Preferred Stock Warrant in the form attached hereto as Exhibit D, (e) a Convertible Stock Purchase Agreement, Investor Rights Agreement, Certificate of Designation (or Amended and Restated Certificate of Incorporation, as appropriate), and Voting Agreement, all of which shall be drafted, executed and filed, as necessary, in accordance with this Agreement and the binding Convertible Stock Term Sheet attached hereto as Exhibit B, as promptly as practicable after execution of this Agreement, and (f) such other documents and agreements as may be necessary or desirable, in Investor's sole discretion, to effectuate the transactions contemplated in this Agreement and designated by Investor as a "Related Recapitalization Document." All such Related Recapitalization Documents are and shall be incorporated into this Agreement by reference.


                                       3.

                                                               EXECUTION VERSION

         1.3 Integrated Plan; All Terms and Conditions Essential: The Recapitalization Plan comprises a single integrated plan. All terms and conditions set forth in this Agreement and the Related Recapitalization Documents are an essential part of the transaction. The Company acknowledges and agrees that Investor is only willing to undertake the Recapitalization Plan and this Agreement, and the consideration to Investor for undertaking the Recapitalization Plan and this Agreement is only adequate, if the entire Recapitalization Plan and this Agreement are implemented on an integrated basis, including all terms and conditions thereof. The Company also acknowledges and agrees that, in view of the resources needed to restart its business and to maintain and build that business on a sustainable basis, it is in the best interests of the Company for the entire Recapitalization Plan to be implemented on an integrated basis. Notwithstanding anything in this Section 1.3 or anything in the remainder of this Agreement or any Related Recapitalization Document to the contrary, any Note, Warrant, or other equity or debt security issued hereunder or under the terms of any Related Recapitalization Document shall continue to be outstanding regardless of whether the Recapitalization Plan is ever fully implemented and the failure of the Company to fully implement the Recapitalization Plan shall not in any way limit any rights of the Investor under the terms of this Agreement, any Related Capitalization Document or any such security.

         1.4 Notwithstanding anything in Section 1.3 or the remainder of this Agreement or any Related Recapitalization Document to the contrary, and for the purposes of clarity, other than the Initial Bridge Funding (as defined below), Investor shall not be obligated to provide any financing to the Company on the terms described herein or therein, or on any other terms, and each decision, if any, by Investor to provide any such additional financing shall be at Investor's sole discretion and shall not be deemed to create any obligation on the part of Investor to provide any future financing to the Company.

SECTION 2:   BRIDGE PERIOD AND FUNDING

         2.1 Activities During Bridge Period: During the Bridge Period, the parties shall cooperate and use best efforts to complete certain material actions (collectively, the "BRIDGE PERIOD ACTIVITIES") necessary or desirable for the recapitalization of the Company, restart of the Company's development programs, and the Anticipated Equity Financing. Investor shall, at its election, lead these Bridge Period Activities, after consultation with the Company. Such Bridge Period Activities shall include, without limitation:

             (a) Negotiation and execution of contract manufacturing arrangements for GMP sourcing and handling of dendritic cells.

             (b) Analysis of the intellectual property of the Company [ * * *].

             (c) [ * * *]

             (d) [ * * *]

             (e) Identification and pursuit of additional antigens to establish a product pipeline for the Company, through negotiation and execution of binding letter(s) of intent or agreement(s) for one or more licensing and/or M&A transactions.

* Confidential Treatment Requested


                                       4.

                                                               EXECUTION VERSION

             (f) Clarification and analysis of licensing terms and costs for license of IL-4, in case it is not feasible or not desirable (e.g., because regulatory requirements are too lengthy and/or costly) to change the dendritic cell production method to use the Tangential Flow Filtration ("TFF") devices in the prostate cancer clinical trial re-start.

             (g) Preparation of an updated business plan, budgets, regulatory plan (including plans for pre-IND animal and in vitro studies for FDA re-approval of the prostate cancer clinical trial), Gantt charts, manufacturing plans, intellectual property analyses, and the like.

             (h) Preparation of an investor package and due diligence binders, to facilitate review and due diligence by prospective equity investors.

             (i) Evaluation of potential structures for the Anticipated Equity Financing and preparations for implementation of the transaction selected, including, without limitation, Investor consent and regulatory filings.

             (j) Analysis and determination, satisfactory to Investor, of what reverse stock split should be undertaken by the Company (including terms, conditions and timing), and preparations for implementation of the transaction decided upon, including, without limitation, Investor consent and regulatory filings.

             (k) Assembly of financing syndicate for the Anticipated Equity Financing, and determination of the amounts and timing of such financing.

         2.2 Form, Seniority and Security of Bridge Funding:

             (a) Funding provided by Investor for the Bridge Period shall be provided in the form of senior secured convertible debt (the "BRIDGE FUNDING") in one or more tranches, in Investor's sole discretion. All such Bridge Funding shall be evidenced by execution of one or more Notes in the form attached hereto as Exhibit A.

             (b) As more fully provided in the form of Note to evidence such Bridge Funding, and except as otherwise expressly provided in the Note or herein, the Bridge Funding: (i) shall be senior in all respects to all other indebtedness or obligations of the Company of any kind, direct or indirect, contingent or otherwise, other than obligations of the Company owed directly to the state or federal government, obligations to those creditors listed on
Schedule 2.2 hereto (and only to the amounts set forth on such schedule), and other than any other obligations of the Company to Investor; and (ii) shall not be made subordinate or subject in right of payment to the prior payment of any other indebtedness or obligation of any kind, direct or indirect, contingent or otherwise, other than obligations of the Company owed directly to the state or federal government, obligations to those creditors listed on Schedule 2.2 hereto (and only to the amounts set forth on such schedule), and other than any other obligations of the Company to Investor.

             (c) As more fully provided in the form of Note to evidence the Bridge Funding and except as otherwise expressly set forth in the Note or herein, the Company's


                                       5.

                                                               EXECUTION VERSION

obligations under each such Note shall be secured by a first priority senior security interest in all of the Company's right, title and interest in, to and under all of the Company's tangible and intangible property, whether now owned, licensed or held or hereafter acquired, licensed, developed, held or arising, (the "Collateral"). The rights and remedies of Investor with respect to the senior security interest are in addition to all other rights, powers and remedies that may be available to as a matter of law or equity, and shall be cumulative and concurrent. The exercise by Investor of any one or more of the rights, powers and/or remedies provided for in the Note, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including a grantee, of any or all rights, powers and/or remedies.

             (d) Notwithstanding anything to the contrary in this Agreement or any other agreement or document, in the event that the Company is unable to pay and discharge any Note in full on the applicable Maturity Date, subject to compliance with any applicable requirements of the Delaware Uniform Commercial Code, nothing herein or in any Related Recapitalization Document shall be deemed to preclude, limit or restrict Investor from requiring the delivery of some or all of the Collateral in full or partial satisfaction of the Company's obligations under the Notes. Alternatively, Investor may, in its sole discretion, elect to cause some or all of the Collateral to be sold, and the sale proceeds to be used to pay and discharge the Note in full.

         2.3 Amount and Timing of Bridge Funding:

             (a) The initial amounts of Bridge Funding provided by Investor include $100,000 already provided by Investor, for which the applicable notes are to be cancelled and re-issued in the same form as attached hereto as Exhibit A, and $500,000 to be provided by Investor upon execution of this Agreement (the $600,000, in aggregate, the "INITIAL BRIDGE FUNDING"). The Initial Bridge Funding has covered and will cover general operating expenses and certain other expenses of the Company agreed in advance by Investor from the commencement of the Bridge Period through the thirty (30) days after execution of this Agreement, as more fully provided herein and in the Note evidencing the $500,000 of Bridge Funding. Concurrent with the reissuance of a new Note evidencing the $100,000 already provided by Investor to the Company prior to the Effective Date, Investor will cancel and return to the Company the two currently outstanding promissory notes in aggregate principal amount of $100,000.

             (b) Investor may, in its sole discretion, provide up to an additional $500,000 of Bridge Funding (the "ADDITIONAL BRIDGE FUNDING"), in one or more tranches, to cover general operating expenses and certain other expenses of the Company agreed in advance by Investor during the sixty (60) days following the period covered by the Initial Bridge Funding. (The Additional Bridge Funding shall thus cover the period running from thirty days to ninety days after execution of this Agreement.) The Additional Bridge Funding, if any, shall be provided on the same terms and conditions as set forth herein.

             (c) The amounts and timing of any further Bridge Funding after the Additional Bridge Funding, if any, shall be determined by mutual agreement between the Company and Investor. Investor's agreement to any such further Bridge Funding shall be in its sole discretion.

         2.4 Conditions to Bridge Funding and Recapitalization Plan:
Notwithstanding anything to the contrary, and, in each case, unless expressly waived in writing in advance by


                                       6.

                                                               EXECUTION VERSION

Investor (any such waiver by Investor shall be applicable only as to such closing and shall not be deemed a waiver of such condition as to future closings, if any), and only to the extent expressly waived, at the first closing of Bridge Funding following execution of this Agreement and, independently, at any subsequent closing of Bridge Funding, Investor's provision of Bridge Funding and/or any other element of the Recapitalization Plan shall be conditional upon and subject to the satisfaction or waiver of each of the following conditions precedent, with each such satisfaction or waiver to be determined by Investor in its sole discretion (including, without limitation, the acceptability to Investor of any exception set forth in a disclosure schedule), on or before the applicable closing date. Investor shall make all such determinations in its sole discretion. The conditions precedent to all closings of Bridge Funding and/or any other element of the Recapitalization Plan shall include the following, unless waived by Investor in its sole discretion:

             (a) the Company to execute this Agreement and all Related Recapitalization Documents, and all such documents and agreements to be in form and in substance satisfactory to Investor;

             (b) the Company to be in compliance with all terms and conditions of this Agreement and all Related Recapitalization Documents that are being or have been executed as of such closing (whether originally executed in connection with such closing or a prior closing), including, without limitation, the confidentiality and exclusivity requirements set forth in Sections 4.1 and 4.12 hereof;

             (c) the Company to re-issue the two prior bridge notes evidencing the $100,000 provided by Investor to date, to conform to the form of the Note attached hereto as Exhibit A;

             (d) all conditions set forth in the Notes to continue, including without limitation, the covenants;

             (e) the Company to have permitted, and to continue to permit, Investor to serve as the lead in regard to the Bridge Funding and Bridge Period Activities, and in regard to the Anticipated Equity Financing, if Investor elects to do so;

             (f) the Company's board of directors to have resolved that a reverse split of its outstanding stock is needed, and that the terms, conditions and timing shall be determined during the Bridge Period as part of the Bridge Period Activities, and shall be reasonably satisfactory to Investor;

             (g) the Company to obtain all necessary creditor and stockholder consents, and any additional consents requested by Investor, and the Company to make all necessary regulatory filings related to this Agreement and the Related Recapitalization Documents and the transactions contemplated thereby, in each case as rapidly as reasonably possible during the Bridge Period;

             (h) all secured creditors of the Company to have executed a subordination agreement, in the form attached hereto as Exhibit E, except for the equipment lessors and holders of statutory liens or landlord liens set forth on Schedule 2.2 hereto;


                                       7.

                                                               EXECUTION VERSION

             (i) each holder of a secured convertible promissory notes issued on November 13, 2003 (each a "MANAGEMENT NOTE" and, collectively the "MANAGEMENT NOTES") shall have executed the notice, consent and waiver in the form attached hereto as Exhibit F;

             (j) each holder of a Management Note shall have executed and delivered the First Amendment to Convertible Secured Promissory Note in the form attached hereto as Exhibit G;

             (k) each holder of a warrant to purchase common shares issued in connection with the Management Notes shall have executed the First Amendment to Warrants to Purchase Common Shares in the form attached hereto as Exhibit H;

             (l) all fees, costs and expenses incurred and/or undertaken by Investor to be satisfied by the Company as provided in Section 4.11 hereof;

             (m) progress toward and/or in the Bridge Period Activities to be satisfactory to Investor;

             (n) the Company to have satisfied all applicable general conditions to closing, as set forth in Section 4.9;

             (o) the Company to deliver to Investor at each closing of Bridge Funding and each closing of any other element of the Recapitalization Plan an officer's certificate, executed by an authorized and responsible officer of the Company, and certifying that the foregoing conditions have been fulfilled;

             (p) the Company to be in compliance with all conditions, covenants and other provisions contained in the Notes.

         2.5 Covenants Related to Bridge Funding and Equity Financing Period: As more fully set forth in the form of Note to evidence Bridge Funding, during the Bridge Period and for so long as any Bridge Funding remains outstanding, the Company shall comply with certain affirmative and negative covenants including, without limitation, covenants relating to financial matters, handling of intellectual property, issuance of any equity or debt securities, handling of TFF devices, confidentiality and exclusivity, and other material matters. Without limiting the foregoing, during the Bridge Period and the Equity Financing Period, the Company shall:

             (a) coordinate with Investor on the preparation and filing with the SEC of any Exchange Act filings and confidential treatment requests covering any commercially sensitive terms (as determined jointly by the Company and Investor) of this Agreement and any Related Recapitalization Document required to be filed with the SEC under applicable SEC regulations, and the Company shall use its best efforts to obtain confidential treatment of such information from the SEC;

             (b) take all steps reasonably necessary to implement the structure provided in Section 3.3 hereof;

             (c) not hire, or agree to hire, any employee or engage, or agree to engage, any consultant, independent contractor or any other non-employee personnel, except in accordance


                                       8.

                                                               EXECUTION VERSION

with the Company's budget that has been approved by the Company's board of directors and the Investor;

             (d) not enter into, increase, expand, extend, or renew any severance, retention, separation, change of control or similar agreement with any employee, consultant, independent contractor or any other non-employee personnel, or agree, promise or commit to do so, without the prior written approval of Investor;

             (e) not purchase, lease, hire, rent or otherwise acquire directly or indirectly any rights in or to any asset or facility outside of the ordinary course of business in an amount in excess of $10,000, in aggregate, or agree, promise or commit to do so, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor; and

             (f) take all steps reasonably necessary to procure the execution and delivery by Dan Wilds of the First Amendment to Warrants to Purchase Common Shares during the thirty (30) day Funded Bridge Period of the Initial Bridge Note.

         2.6 Modification of Bridge Period:


             (a) Early Termination of Bridge Period: The Bridge Period shall continue until ninety (90) days after execution of this Agreement. The Bridge Period may only terminate prior to ninety (90) days after execution of this Agreement upon the occurrence of one of the following events:

                 (i) In the event that Investor makes a written election to cease providing Bridge Funding, the Bridge Period shall end upon the later of expiration of the portion of the Bridge Period covered by the funding already provided by Investor, as specified in the Note evidencing such funding (the "FUNDED BRIDGE PERIOD"), or ten (10) business days after Investor's written election;

                 (ii) In the event Investor does not make a written election to cease providing Bridge Funding, but Investor fails to offer or provide Additional Bridge Funding, on the terms and conditions set forth in this Agreement, during the ten (10) business days after completion of the Funded Bridge Period, and

                      (A) the Company reasonably needs such Additional Bridge Funding at that time in order to avoid termination of its operations,

                      (B) the Company has used and spent the Bridge Funding to date in accordance with the provisions of this Agreement and the applicable Note, including, without limitation, the pacing and period of time to be covered by the Bridge Funding to date, and the authorized uses of funds; and

                      (C) on or after completion of the Funded Bridge Period, the Company has made a written request to Investor for such Additional Bridge Funding. In such case, the Bridge Period shall end on the later of twenty (20) business days after completion of the Funded Bridge Period, or ten (10) business days after the Company's written request for Additional Bridge Funding, unless Investor offers or provides Additional Bridge Funding on or


                                       9.

                                                               EXECUTION VERSION

before expiration of that twenty (20) business day period or that later ten (10) business day period, as applicable.

             (b) Extension of Bridge Period: The Bridge Period may be extended beyond the period of ninety (90) days after execution of this Agreement upon the occurrence of one of the following events:

                 (i) mutual agreement of the parties; or

                 (ii) Investor reasonably determines, in its discretion, that further time is needed to complete the Bridge Period Activities, and Investor is willing to provide reasonable additional Bridge Funding for the period of such extension.

         2.7 Conversion of Bridge Funding:

             (a) Automatic Conversion: The Bridge Funding shall automatically convert into Convertible Preferred Stock, upon the terms and conditions set forth herein and in the Note, only in the event, and upon the closing of, the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments), on the terms and conditions set forth in the Convertible Preferred Stock Term Sheet, by Other Investors, as defined in the Convertible Preferred Stock Term Sheet, of a minimum of $15 million of Convertible Preferred Stock.

             (b) Discretionary Conversion: Until, and/or in the absence of, the closing of purchases for cash of a minimum of $15 million of Convertible Preferred Stock, by Other Investors, on the terms and conditions set forth herein, the determination as to whether to convert any or all of the Bridge Funding into equity shall be made by Investor in its sole discretion. Investor may make such determinations from time to time and at any time before any Note evidencing such Bridge Funding has been discharged in full, and, as applicable, at any time on or before the expiration of the thirty (30) day notice period required under each Note in the event the Company wishes to prepay such Note. Investor may, in its sole discretion, elect to convert any or all of the principal and/or interest due under the Note into any Equity Security and/or Debt Security (each as defined below) and/or any combination thereof, in each case that Investor shall designate in Investor's sole discretion (the securities so elected being the "INVESTOR DESIGNATED SECURITIES"). For purposes hereof, (i) the term "EQUITY SECURITY" means any class or series of equity security, or any combination of classes and/or series of equity securities, of the Company that have been authorized under the Company's certificate of incorporation, as amended and/or restated, including by any certificate of designation (the "CHARTER"), or any new class or series of equity security, or any combination of new and/or existing classes and/or series of equity securities, of the Company for which the Company has undertaken any agreement, obligation, promise, commitment or letter of intent to obtain such authorization and (ii) the term "DEBT SECURITY" means any evidence of indebtedness of the Company that the Company has authorized, created or incurred, or that the Company has undertaken any agreement, obligation, promise, commitment or letter of intent to authorize, create or incur.

             (c) Information for Investor's Election. The Company shall provide to Investor, within two (2) business days after notice of each request by Investor, all information reasonably requested by Investor in connection with any Equity Securities and/or Debt Securities, to enable Investor to make decisions regarding one or more conversions. In the event


                                      10.

                                                               EXECUTION VERSION

that the Company seeks to prepay a Note evidencing Bridge Funding, the Company shall deliver to Investor, simultaneously and together with the notice required under such Note of the Company's interest in prepaying the Note, a summary of all material information, terms and conditions relating to all Equity Securities and Debt Securities (including any "side" letters or agreements or separate agreements).

             (d) Conversion. The conversion price for any conversion pursuant to
Section 2.7(a) shall be the lowest nominal or effective price per share paid by the Other Investors who purchase such Convertible Preferred Stock (with the exception of shares issuable upon exercise of the Bridge Warrants). The conversion price for any conversion into any Equity or Debt Security pursuant to
Section 2.7(b) shall be the lowest of (i) the lowest nominal or effective price per share paid by any investor at any time on or after the date one year prior to the execution of this Agreement (with the exception of (x) purchases of up to 35,000 shares of the Company's Common Stock, $0.001 par value ("COMMON STOCK") pursuant to certain options to purchase, at a purchase price of $0.0001, that were outstanding on the Effective Date of this Agreement and held by members of the Board of Directors, as set forth in Schedule 2.7(d), and (y) shares issuable upon the exercise of the Bridge Warrants, each of which shall be excluded from consideration under this section), (ii) the lowest nominal or effective price at which any investor is entitled to acquire shares (including, without limitation, through purchase, exchange, conversion or exercise) pursuant to any other security, instrument, or promise, undertaking, commitment, agreement or letter of intent of the Company outstanding on or after the Effective Date of this Agreement or granted, issued, extended or otherwise made available by the Company at any time on or after the date one year prior to the Effective Date of this Agreement (regardless of whether currently exercisable or convertible) (with the exception of (x) certain options to purchase up to 35,000 shares of Common Stock at a purchase price of $0.0001 that were outstanding on the Effective Date of this Agreement and held by members of the Board of Directors as set forth in Schedule 2.7(d), and (y) the Bridge Warrants, each of which shall be excluded from consideration under this section); and (iii) the lesser of $0.10 per share or 35% discount to the average closing price per share of the Common Stock during any twenty consecutive trading days (beginning with the twenty consecutive trading days prior to the date of execution of this Agreement); provided, however, that in no event shall the price per share calculated pursuant to this clause (iii) be less than $.04 per share. The calculation required by clause (ii) hereof shall initially be based upon
Schedule 2.7(d) hereto. All other rights, preferences, privileges, terms and conditions received by Investor in connection with any conversion and/or any securities issued by the Company to Investor upon conversion, shall be no less favorable to Investor than the rights, preferences, privileges, terms and conditions any other investor in the Company has received or is entitled to receive with respect to the security into which Investor is converting pursuant to any other security, instrument, promise, undertaking, commitment, agreement or letter of intent of the Company, whether or not such rights, preferences, privileges, terms and conditions for any other investor are incorporated into the agreements or documents relating to any conversion or any issuance of the security or other instrument to that investor or are provided separately, at any time on or after one year prior to the execution of this Agreement. In regard to each conversion hereunder, the Company hereby agrees to take and/or arrange for all necessary corporate and related action to enable the execution of each such conversion elected by Investor. Except as set forth on Schedule 2.7(d) hereto, no subscription, warrant, option, convertible security, or other right (direct or indirect, contingent or otherwise) to purchase or otherwise acquire any equity securities of the Company


                                      11.

                                                               EXECUTION VERSION

are outstanding or authorized. At each closing of the Bridge Funding and the Anticipated Equity Financing, if any, the Company shall provide Investor with an updated Schedule 2.7(d).

             (e) No Impairment. The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with any Note evidencing Bridge Funding, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to such Note and in taking all such action as may be necessary or appropriate to protect Investor's rights, preferences and privileges under and/or in connection with the Note against impairment. The Investor's rights, preferences and privileges granted under and/or in connection with any Note and/or Investor Designated Securities may not be amended, modified or waived without the Investor's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

         2.8 Bridge Warrants:

             (a) Issuance of Bridge Warrants. At each closing of Bridge Funding following execution of this Agreement, Investor shall receive warrants with coverage equal to three hundred percent (300%) of the principal amount due under each Note evidencing Bridge Funding, including, without limitation, the Initial Bridge Funding and the Additional Bridge Funding (collectively, the "BRIDGE WARRANTS"). The Company shall, therefore, issue $1,800,000 in warrant coverage on the $600,000 of Initial Bridge Funding, and, if Investor elects, in its sole discretion, to provide $500,000 of Additional Bridge Funding, the Company shall issue $1,500,000 in warrant coverage on that $500,000 in Additional Bridge Funding. The number of shares subject to such Bridge Warrants to be so issued shall be determined on the same basis for all Bridge Funding, and shall be on the basis of $0.05 per share (subject to adjustment for stock splits, stock dividends and the like). The number of shares for which Investor shall be able to exercise the Bridge Warrants Investor receives for the Initial Bridge Funding shall therefore be 36,000,000 shares, and the number of shares for which Investor shall be able to exercise the Bridge Warrants Investor receives for the Additional Bridge Funding shall therefore be 30,000,000, if the amount of Additional Bridge Funding is $500,000.

             (b) Exercise of Bridge Warrants: The Bridge Warrants shall (a) become exercisable upon the earliest of such times as (i) the Company has raised at least $2 million through the issuance of any class or series of Equity Security, Debt Security and/or combinations thereof (including, without limitation, any conversion of any Notes and/or other convertible or exercisable securities and/or instruments other than the Bridge Warrants), (ii) the Company breaches any provision of this Agreement or any Related Recapitalization Document; (iii) the Company decides to accept an Unsolicited Proposal; or (iv) sixty one (61) days after notice from Investor; and (b) continue to be exercisable for a period of seven (7) years after their respective issuance dates. The exercise price of the Bridge Warrants shall be $0.01 per share (subject to adjustment for stock dividends, stock splits, certain dilutive issuances and similar transactions, as provided more fully in the Bridge Warrants). In the event the Convertible Preferred Stock is approved and authorized and as provided herein, and Other Investors have closed on the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) of a minimum of $15 million of such


                                      12.

                                                               EXECUTION VERSION

Convertible Preferred Stock, on the terms and conditions set forth herein, then the Bridge Warrants shall be exercisable for such Convertible Preferred Stock. However, if, for any reason, such Convertible Preferred Stock is not approved or authorized, and/or if Other Investors have not closed on the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) of a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein, the Bridge Warrants shall be exercisable for any Equity Security and/or Debt Security (each as defined in Section 2.7 hereof) and/or any combination thereof, in each case that Investor shall designate in Investor's sole discretion (the securities so elected being the "INVESTOR DESIGNATED SECURITIES").

            (c) No Impairment. The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with any Bridge Warrants, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to such Bridge Warrants and in taking all such action as may be necessary or appropriate to protect Investor's rights, preferences and privileges under and/or in connection with the Bridge Warrants against impairment. The Investor's rights, preferences and privileges granted under and/or in connection with any Bridge Warrants may not be amended, modified or waived without the Investor's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

             (d) Tax Treatment of Bridge Warrants and Notes. The Company and Investor, as a result of arm's length bargaining, agree that the aggregate fair market value of the Notes, if issued apart from the Bridge Warrants, is $570,000 and $475,000 for the Notes issued in the Initial Bridge Funding and the Additional Bridge Funding, respectively, and the aggregate fair market value of the Bridge Warrants, if issued apart from the Notes, is $30,000 and $25,000 for the Bridge Warrants issued in the Initial Bridge Funding and the Additional Bridge Funding, respectively. The Company and Investor further agree that all tax filings and records relating to or including this Agreement, the Notes and/or the Bridge Warrants shall be prepared on the basis of, and consistently reflect, the agreed fair market values set forth in this Section 2.8(d), and the Company shall instruct its accountants and other tax-preparation professionals to prepare all tax filings and returns on the basis of the foregoing.

SECTION 3:   ANTICIPATED EQUITY FINANCING

         3.1 Essential Part of Recapitalization Plan: As provided in Section 1.1, hereof, the Company is being recapitalized in two stages under the Recapitalization Plan: first, through Bridge Funding, and thereafter through an Anticipated Equity Financing. The Recapitalization Plan comprises a single integrated plan, and all terms and conditions set forth in this Agreement and the Related Recapitalization Documents - including, without limitation, the Anticipated Equity Financing - are an essential part of the transaction. This integrated structure, with binding agreement between the parties in regard to the Anticipated Equity Financing as well as the Bridge Funding, is necessary to provide adequate consideration to Investor, and is also both necessary and desirable for the Company, in order to provide the resources needed to restart the Company's business, and enable the Company to maintain and build that business on a


                                      13.

                                                               EXECUTION VERSION

sustainable basis. The Company shall fully disclose and present the Recapitalization Plan as a single integrated plan in all regulatory filings and all documents relating to shareholder notice and consent in connection with the Recapitalization Plan.

         3.2 Fiduciary Exception: Notwithstanding the binding agreement set forth herein in regard to the Anticipated Equity Financing, that agreement, and the Company's obligations thereunder, shall be subject to a limited fiduciary exception, pursuant to which the Company may respond to or accept a proposal for equity financing or merger, consolidation, business combination or sale of all or substantially all of the Company's assets from another party or parties (each of the foregoing constituting an "ALTERNATIVE EQUITY FINANCING PROPOSAL"), but
(a) only as and to the extent required by applicable law; (b) only in regard to an Alternative Equity Financing Proposal that has not been directly or indirectly solicited by the Company or any of its officers, directors or employees, Soma Partners LLC ("SOMA"), or any advisors, agents or consultants of the Company during the Standstill Period provided in Section 4.1 hereof or during the standstill period provisions described in Section 13 of each of the 10% Convertible, Secured Promissory Notes issued by the Company to the Investor, dated as of February 2, 2004 and March 1, 2004, respectively (an "UNSOLICITED PROPOSAL"), and (c) only if the Board of Directors of the Company provides written certification to Investor that the Alternative Equity Financing Proposal is an Unsolicited Proposal. The Company shall notify Investor of its receipt of any Unsolicited Proposal immediately upon receipt thereof, and shall provide to Investor a copy of such Unsolicited Proposal or a description of all material terms thereof, including the party or parties involved. If the Company's board of directors determines that acceptance of any Unsolicited Proposal is required in order to fulfill its fiduciary obligations, prior to accepting such Unsolicited Proposal, the Company shall notify Investor of its intent to accept such Unsolicited Proposal. Investor shall have twenty-one (21) days from the date it receives such notice from the Company to present a revised proposal of its own to the Company (although Investor shall under no circumstances be obligated to do so), which the Company's board of directors shall fully consider in good faith. In the event that, following the consideration of any revised proposal from Investor or, in the absence of any such revised proposal, following the expiration of twenty-one (21) days, the Company's board of directors determines that acceptance of the Unsolicited Proposal is required in order to fulfill its fiduciary obligations pursuant to this Section 3.2 and the Company has complied with all aspects of this Section 3.2, then the Company shall be under no obligation to proceed with the Anticipated Equity Financing; provided, however, that all other terms and conditions of this Agreement and the Related Recapitalization Documents, including, without limitation, the terms and conditions of any Notes and Warrants issued pursuant to this Agreement, shall remain in full force and effect (with the exception of Sections 2.1, 2.5(b), 2.5(c), 4.6(b), 4.6(d), 4.6(e) and 4.6(h) of this Agreement which shall terminate and be of no further effect). Upon the later of (i) the termination, if applicable, of the Company's obligation to proceed with the Anticipated Equity Financing as described in this Section 3.2, and (ii) the date that no Notes are outstanding, the covenants contained in Section 4.6(f) of this Agreement shall terminate and be of no further effect.

         3.3 Structure: It is the preference of the Company to raise the Anticipated Equity Financing in the form of a private investment in public entity ("PIPE") transaction, with the Company remaining a publicly traded entity. However, the Company acknowledges and agrees that there can be no assurance that it will be reasonably feasible to do so. The Company, with assistance from two investment banks, has tried for two years without success to raise financing through a secondary equity offering or PIPE while remaining a publicly traded entity. In order to


                                      14.

                                                               EXECUTION VERSION

raise the necessary follow-on financing to the Bridge Funding, it may be necessary for the Company to do so in connection with, or following, the deregistration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). In order to accommodate the Company's preference for a PIPE transaction, while also providing for the possibility of effecting the follow-on financing in connection with or following deregistration of the Common Stock under the Exchange Act if the latter transaction is either necessary or desirable, the parties agree to the plan set forth below. The parties further agree that the securities to be sold for the Anticipated Equity Financing will be the same Convertible Preferred Stock, on the same terms and conditions as set forth herein, regardless of whether the structure of the Anticipated Equity Financing is (i) a PIPE transaction, (ii) in connection with, or following, the deregistration of the Common Stock under the Exchange Act, or
(iii) a combination thereof.

             (a) Initial PIPE: The Company will first seek to sell at least $8 million of the Convertible Preferred Stock through a PIPE transaction. In the event such sale is achieved, it will be sufficient to transfer control of the Company to the purchasers thereof. At such time as the Company has raised at least $2 million through the issuance of any class or series of Equity Security, Debt Security and/or combinations thereof (including, without limitation, any conversion of any Notes and/or other convertible or exercisable securities and/or instruments other than the Bridge Warrants), a new Board of Directors will be constituted. In the event such sale through a PIPE transaction is not achieved, and if it reasonably appears that such sale can be achieved in connection with or following the deregistration of the Company's Common Stock under the Exchange Act, the Company will then review the Anticipated Equity Financing with a view to proceeding with such financing in connection with or following the deregistration of the Company's Common Stock under the Exchange Act.

             (b) Regulatory Approval and Shareholder Consent: The Company will fully disclose, in all applicable regulatory filings and all documents relating to shareholder notice and consent, the full Recapitalization Plan.

         3.4 Terms and Conditions: The terms and conditions of the Anticipated Equity Financing shall be as set forth herein and in the Convertible Preferred Stock Term Sheet, which is attached hereto as Exhibit B and incorporated herein by reference. Such terms and conditions include, without limitation, the following:

             (a) Securities To Be Issued: The Anticipated Equity Financing shall consist of the issuance and sale of up to $40 million of Convertible Preferred Stock (including any shares issuable upon conversion of Bridge Funding, but not including any shares issuable upon exercise of warrants, options, and similar instruments or obligations) (the "MAXIMUM ISSUANCE"), in one or more closings over a period of 12 months commencing at the first closing of Convertible Preferred Stock (the "EQUITY FINANCING PERIOD"), so long as the aggregate amount issued and sold does not exceed the Maximum Issuance. The price per share for such issuance and sale shall be the lesser of $0.10 per share (as adjusted for stock splits, stock dividends and the like) or a 35% discount to the average closing price during the twenty trading days prior to closing; provided, however, that in no event shall the price per share be less than $0.04 per share (as adjusted for stock splits, stock dividends and the like).

             (b) Preferred Warrants: The Company shall issue $8 million in warrant coverage on the first $8 million of Convertible Preferred Stock purchased for cash (the


                                      15.

                                                               EXECUTION VERSION

"Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of shares issuable upon exercise of warrants to be so issued shall be determined on the basis of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like), and the aggregate number of shares for which the holders of Preferred Stock Warrants shall be able to exercise such Warrants shall therefore be 80 million shares. The exercise price of such Preferred Stock Warrants shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like) and 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale of Convertible Preferred Stock; provided, however that in no event will the exercise price be less than $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates.

             (c) Investor Election to Lead: At Investor's election, in its sole discretion, on or before the end of the Bridge Period, Investor shall serve as the lead to identify and organize Other Investors during the Bridge Period and the Equity Financing Period, and prepare for one or more closings of the Anticipated Equity Financing during the Equity Financing Period.

             (d) Right of First Refusal: Investor shall have a right of first refusal to purchase up to $15 million of the Convertible Preferred Stock. This right of first refusal shall apply at each closing during the Equity Financing Period, until the $15 million amount is reached. Such purchases shall be determined in addition to, and shall not be deemed to include, any purchases of Convertible Preferred Stock by Investor (including its designees) through conversion of Bridge Funding, or exercise of any warrants or similar instruments. Such right of first refusal shall apply regardless of whether or not Investor leads the financing during any part of the Equity Financing Period.

         3.5 Termination of Obligation to Effect Anticipated Equity Financing:
The Company's obligation to effect the Anticipated Equity Financing in accordance with this Section 3 and the attached Convertible Preferred Stock Term Sheet shall terminate in the event that the Company has not raised at least $2 million through the issuance of any class or series of Equity Security, Debt Security and/or combinations thereof (including, without limitation, any conversion of any Notes and/or other convertible or exercisable securities and/or instruments of any kind) within 180 days of the Effective Date of this Agreement in accordance with the terms of this Agreement and the Related Recapitalization Documents. In the event that the Company's obligation to effect the Anticipated Equity Financing is terminated in accordance with this Section 3.5, the Standstill Period described in Section 4.1 below shall immediately end and the Company shall be free to solicit investments from parties other than the Investor; provided, however, that all provisions in this Agreement and the Related Recapitalization Documents, other than those concerning the Standstill Period and the Anticipated Equity Financing (including, without limitation, all Notes and Bridge Warrants issued pursuant to this Agreement), shall remain in full force and effect (with the exception of Sections 2.1, 2.5(b), 2.5(c), 4.6(b), 4.6(d), 4.6(e) and 4.6(h) of this Agreement which shall terminate and be of no further effect). Upon the later of (i) the termination, if applicable, of the Company's obligation to proceed with the Anticipated Equity Financing as described in this Section 3.5, and (ii) the date that no Notes are outstanding, the covenants contained in Section 4.6(f) of this Agreement shall terminate and be of no further effect.


                                      16.

                                                               EXECUTION VERSION

SECTION 4:   GENERAL PROVISIONS

         4.1 Standstill and Exclusivity: During the Bridge Period and the Equity Financing Period, as defined herein and in the Convertible Preferred Stock Term Sheet, but excluding the periods from February 18, 2004 through February 29, 2004 and March 16, 2004 through the Effective Date of this Agreement (collectively the "STANDSTILL PERIOD"), the parties shall have worked together, and shall continue to work together, in good faith with best efforts to implement the terms of this Agreement. Except as provided in the fiduciary exception set forth in Section 3.2 hereof, during the Standstill Period the Company and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall work only with Investor and its agents, advisers and consultants, and shall have had, and shall continue to have, no discussions, negotiations and/or communications of any kind with any other parties, regardless of which party initiates or attempts to initiate any such contact or communication, in regard to any potential equity or debt financing of the Company, and/or any joint venture, license, co-development or other business arrangement, or merger, consolidation, business combination or sale of all or substantially all of the Company's assets, by or with parties other than Investor.

         4.2 Cross-Default: The Company acknowledges that the financing contemplated by this Agreement is part of an integrated Recapitalization Plan, as set forth in this Agreement and the Related Recapitalization Documents. The Company further acknowledges and agrees that this Agreement is subject to all terms and conditions set forth in the Related Recapitalization Documents, and that the Related Recapitalization Documents are subject to all of the terms and conditions of this Agreement. The Company agrees that any default by the Company under any provision of this Agreement or any of the Related Recapitalization Documents will constitute a default under each other Related Recapitalization Document and this Agreement.

         4.3 Termination of Soma Partners: Prior to any closing hereunder, including without limitation the closing of the Initial Bridge Funding hereunder, the Company shall terminate all existing agreements, understandings, commitments and obligations with Soma (other than an existing obligation of $3,000 and obligations under the tail period following termination of the letter agreement between the Company and Soma dated October 15, 2003). Following such termination, the Company shall be permitted (but not required) to negotiate and enter into a new agreement with Soma, provided that the terms and conditions of any such agreement are in accordance with prevailing market terms, and provided further that the Company obtains the prior written approval of Investor for any such new agreement.

         4.4 Indemnification: The Company will indemnify, defend and hold Investor and each person controlling Investor harmless, to the fullest extent allowed under applicable law, from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), other than consequential losses or damages, which would not have been incurred if (a) all of the representations and warranties of the Company herein had been true, correct and complete as of each closing, and (b) all of the covenants and agreements of the Company herein had been fully and timely complied with and performed. The Company will pay as incurred to Investor and to each person controlling Investor, all legal and other expenses reasonably incurred in connection with investigating, defending against, and/or settling any such liability, loss or damage.


                                      17.

                                                               EXECUTION VERSION

         4.5 Injunctive Relief: The Company agrees that its breach of this Agreement will cause irreparable harm to the Investor and that monetary damages would not be a sufficient remedy in the event of a breach of the Agreement by the Company. The Company agrees that Investor shall be entitled to seek and obtain injunctive relief and/or specific performance under this Agreement in the event of any such breach. Such remedies shall not be deemed to be exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available to Investor at law or in equity.

         4.6 Additional Covenants:

             (a) The Company will make, in a timely manner, all filings required by applicable regulatory agencies (whether state or federal), exchanges, markets or other bodies, at the Company's expense, in connection with the transactions contemplated by this Agreement and the Related Recapitalization Documents.

             (b) As soon as practicable after execution of this Agreement, the Company will use its best efforts to obtain all necessary consents and, if applicable, shareholder votes from its shareholders to implement the transactions contemplated by this Agreement and the Related Recapitalization Documents.

             (c) The Company shall not hire, or agree to hire, any employee or engage, or agree to engage, any consultant, independent contractor or any other non-employee personnel, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor;

             (d) The Company shall not enter into, increase, expand, extend, or renew any severance, retention, separation, change of control or similar agreement with any employee, consultant, independent contractor or any other non-employee personnel, or agree, promise or commit to do so, without the prior written approval of Investor;

             (e) The Company shall not purchase, lease, hire, rent or otherwise acquire directly or indirectly any rights in or to any asset or facility outside of the ordinary course of business in an amount in excess of $10,000, in aggregate, or agree, promise or commit to do so, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor.

             (f) The Company shall comply in all respects with all covenants listed in Section 10 of the Notes. The covenants listed in Section 10 of the Notes are hereby incorporated by reference into this Section 4.6 of this Agreement.

             (g) The Company shall comply in all respects with all covenants listed in Section 3 of the Bridge Warrant. The covenants listed in Section 3 of the Bridge Warrant are incorporated by reference into this Section 4.6 of this Agreement.

             (h) The Company shall use its best efforts to obtain, within 30 days of the Effective Date of this Agreement, the written agreement, in a form acceptable to Investor, of each of those stockholders of the Company listed on
Schedule 4.6 hereto (the "KEY STOCKHOLDERS") to vote in favor of the approval of this Agreement, the Related Recapitalization Documents and all transactions contemplated hereunder and thereunder, including, without


                                      18.

                                                               EXECUTION VERSION

limitation, the approval of an amendment to the Company's Charter in order to authorize sufficient capital stock to permit the Anticipated Equity Financing. Such written agreement of the Key Stockholders shall, without limitation, include a provision whereby each Key Stockholder agrees that it will not take any action in opposition to the transactions contemplated hereby or attempt to frustrate the purposes hereof.

         4.7 Representations and Warranties: Except as expressly set forth (with reference to a section in this Agreement) in the Schedule of Exceptions (as updated as of each closing contemplated by this Agreement and the Related Recapitalization Documents) attached hereto as Exhibit I (the "SCHEDULE OF EXCEPTIONS"), and only to the extent such exceptions are acceptable to Investor, in its sole discretion, as of the Effective Date, and independently as of the date upon which each Note is issued to Investor, and as of the date of each closing, if any, of the Anticipated Equity Financing, the Company represents and warrants to the following:

             4.7.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

             4.7.2 Authorization of Agreement, Etc. The execution, delivery and performance by the Company of this Agreement, including the Related Recapitalization Documents, has been duly authorized by all requisite corporate action by the Company in accordance with Delaware law. This Agreement and the Related Recapitalization Documents that are being or have been executed as of such closing are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application effecting enforcements of creditors' rights or general principles of equity.

             4.7.3 No Conflicts. The execution, delivery, performance, issuance, sale and delivery of this Agreement and the Related Recapitalization Documents, and compliance with the provisions hereof by the Company, will not (a) to the knowledge of the Company, violate any provision of any law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance upon any of the material assets of the Company under, the Charter or Bylaws of the Company (as they may be amended to date) or any agreement or instrument to which the Company is a party. As used herein, "encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, licenses or other similar rights of any nature.

             4.7.4 Compliance with Other Instruments. The Company is not in violation of any term of the Company's Charter, as amended, including any certificate of designation filed therewith, and/or the Company's Bylaws. The Company is not, in any material respect, in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment,


                                      19.

                                                               EXECUTION VERSION

decree, order, statute, rule or regulation to which the Company or any of such Collateral is subject. To the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or violation, in any material respect, under any applicable judgments, orders, writs, decrees, federal, state and/or local laws, rules or regulations which would have a material adverse affect on the condition, financial or otherwise, or operations of the Company (as it is currently conducted and as it is proposed to be conducted) or on any material assets or any Intellectual Property owned, controlled, licensed, possessed, and/or used by the Company. To the best of its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement or Intellectual Property.

             4.7.5 Approvals. The Company has obtained all necessary permits, authorizations, waivers, consents and approvals of or by, and made all necessary notifications of and/or filings with, all applicable persons (governmental and private), in connection with the execution, delivery, performance, issuance, sale and/or delivery of this Agreement and the Related Recapitalization Documents, and consummation by the Company of the transactions contemplated hereby and thereby, except as listed in Schedule 4.7.5.

             4.7.6 Capitalization. The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock, par value $0.001 per share and 15,000,000 shares of Preferred Stock, par value of $0.001 per share. As of the date hereof, 19,028,779 shares of Common Stock and no shares of preferred stock of any kind are issued and outstanding. No other shares of any class or series of the Company's capital stock are authorized and/or issued and outstanding. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable, and have been offered, sold and delivered by the Company in compliance with all applicable federal and state securities laws. Except as set forth in Schedule 4.7.6, no subscription, warrant, option, convertible security, or other right (direct or indirect, contingent or otherwise) to purchase or otherwise acquire any equity securities of the Company is authorized or outstanding, and there is no agreement, promise, commitment, undertaking or letter of intent of any kind (direct or indirect, contingent or otherwise) by the Company to issue any shares, subscriptions, warrants, options, convertible securities, or other such rights, or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 4.7.6, the Company has no obligation of any kind (direct or indirect, contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 4.7.6 includes a true, accurate and complete statement describing the total number of shares of the Company outstanding as of the date of this Agreement (on a fully diluted basis, including, without limitation, all warrants and options outstanding (whether or not currently exercisable), all convertible instruments of any kind (whether or not currently convertible), shares of all classes of stock, and any agreements, promises, commitments, undertakings or letters of intent to issue any of the foregoing.

             4.7.7 Authorization of the Shares. The Company has, or before the first closing of the Anticipated Equity Financing hereunder will have, authorized the issuance and sale of a sufficient number of shares of Convertible Preferred Stock, par value $0.001 per share, and Common Stock of the Maker to fully implement the Recapitalization Plan, while maintaining


                                      20.

                                                               EXECUTION VERSION

such additional authorized but unissued shares as reasonably determined by Holder to be appropriate. Of such authorized shares, a sufficient number of shares shall be reserved for issuance upon any exercise of the Bridge Warrants and/or Preferred Stock Warrants. If at any time the number of authorized but unissued shares of Convertible Preferred Stock and/or of Common Stock is not sufficient to effect the conversion of all then outstanding convertible Notes and other instruments, and the exercise of all then outstanding warrants, options and similar instruments, then, in addition to such other remedies as may be available to Investor, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Convertible Preferred Stock and/or Common Stock to such number of shares as will be sufficient for such purposes. Such corporate action shall include, without limitation, obtaining all requisite regulatory approvals and any requisite shareholder approval of any necessary amendment to the Company's Charter.

             4.7.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company, or its officers, directors, advisors, agents, properties, assets or business, in each case relating to the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

             4.7.9 No Liens. Except for liens for the benefit of Investor, created by this Agreement and/or any of the Related Recapitalization Documents, and except as set forth in Schedule 4.7.9 of the Disclosure Schedule, none of the material assets of the Company, including the Collateral, are subject to any existing lien, pledge, security interest or other encumbrance of any kind, direct or indirect, contingent or otherwise.

             4.7.10 Full Disclosure. Notwithstanding any other provision of this Agreement or any Related Recapitalization Document, neither this Agreement, any of the Related Recapitalization Documents nor any exhibit hereto or thereto, nor any written report, certificate, instrument or other information furnished to Investor in connection with the transactions contemplated under and/or in connection with this Agreement and the Related Recapitalization Documents contain any material misstatement (including, without limitation, any material omission), or is misleading in any material respect.

             4.7.11 No Other Security Interests or Other Encumbrances. Except as set forth in Schedule 4.7.11 (and only to the amounts set forth on such schedule), there are no existing security interests, pledges, liens or other encumbrances of any kind, direct or indirect, contingent or otherwise (including without limitation any licensing or partnering arrangements or agreements), in or relating to any assets of the Company, including, without limitation, any Intellectual Property (as defined in the Note) or other Collateral. All existing security interests, pledges, liens or other encumbrances of any kind, other than those set forth in Schedule 4.7.11 hereto (and only to the amounts set forth on such schedule), are subordinate to the security interest established pursuant to the Notes, in accordance with Section 11 thereof, all necessary consents, subordination agreements and waivers, if any, have been obtained, and all amended filings and/or re-filings shall be made immediately upon execution of this Agreement.


                                      21.

                                                               EXECUTION VERSION

             4.7.12 "Small Business".

             (a) Small Business Status. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of Code of Federal Regulations (the "FEDERAL REGULATIONS")) is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT" or "SBIA"), and the regulations promulgated thereunder, including Section 121.301(c) of Title 13, Code of Federal Regulations.

             (b) Information for SBA Reports. The Company has delivered and/or will deliver to Investor certain information, set forth by and regarding the Company and its affiliates in connection with this Agreement, on SBA Forms 480, 652 and Part A and B of Form 1031. This information delivered was true, accurate, complete and correct, and any information yet to be delivered will be true, accurate, complete and correct, and in form and substance acceptable to Investor.

             (c) Eligibility. The Company is eligible for financing by any SBIC Investor pursuant to Section 107.720 of Title 13 of the Federal Regulations.

             4.7.13 Intellectual Property.

             (a) Definitions. "INTELLECTUAL PROPERTY" means all foreign and domestic intangible property and rights, owned, licensed, sub-licensed or otherwise obtained by the Company, including, without limitation, (i) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues, including without limitation those items referenced on Appendix 2 to Exhibit A of the Note (collectively, "PATENTS"); (ii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "TRADE SECRETS"); (iii) all data, slides, observations, and laboratory results, produced by, for or on behalf of the Company, or which the Company has rights to obtain (collectively, "DATA"); (iv) all FDA applications, registrations, filings and other rights (collectively, "FDA RIGHTS") and all data and documentation supporting or relating thereto; (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "COPYRIGHTS"); (v) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, data, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same, including without limitation those items referenced on Appendix 1 to Exhibit A of the Note (collectively, "TRADEMARKS");
(vi) all other intellectual property or proprietary rights, including, without limitation, all claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "OTHER PROPRIETARY RIGHTS").


                                      22.

                                                               EXECUTION VERSION

         "INTELLECTUAL PROPERTY CONTRACTS" means all agreements involving, relating to or affecting the Intellectual Property, including, without limitation, agreements granting rights to use the Licensed or Sub-Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and non-assertion agreements.

         "LICENSED OR SUB-LICENSED INTELLECTUAL PROPERTY" means the Intellectual Property that the Company is licensed, sub-licensed or otherwise permitted by other persons or entities to use.

         "OWNED INTELLECTUAL PROPERTY" means the Intellectual Property owned by the Company.

         "REGISTERED" means issued, registered, renewed or the subject of a pending application.

             (b) Schedule 4.7.13 ("INTELLECTUAL PROPERTY") sets forth a true and complete list and summary description of (A) all Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right, as the case may be); (B) all Licensed or Sub-Licensed Intellectual Property and (C) all Intellectual Property Contracts.

             (c) All Intellectual Property is valid, subsisting and enforceable. No Owned Intellectual Property has been canceled, suspended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto. No Licensed or Sub-Licensed Intellectual Property has been canceled, suspended, not renewed or extended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto.

             (d) The Owned Intellectual Property is owned exclusively by the Company and has been used with all patent, trademark, copyright, confidential, proprietary and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

             (e) No suit, action, reissue, reexamination, public protest, interference, opposition, cancellation or other proceeding (collectively, "SUIT") is pending or threatened concerning any claim or position:

                 (i) that the Company, or another person or entity, has violated any Intellectual Property rights. To the Company's best knowledge, the Company is not violating and has not violated any intellectual property rights of any other party.

                 (ii) that the Company, or another person or entity, has breached any Intellectual Property Contract. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company, or a breach or default by another person or entity, under any Intellectual Property Contract. No party to any Intellectual Property Contract has given the Company notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.


                                      23.

                                                               EXECUTION VERSION

                 (iii) that the Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company. No such claim has been threatened or asserted. To the Company's best knowledge, no valid basis for any such Suits or claims exists.

             (f) To the Company's best knowledge, no other person or entity is violating, infringing upon or claiming rights incompatible with the Company's rights to any Intellectual Property. The Company has provided to Investor and all Other Investors copies of all information reasonably available to it relevant to intellectual property rights claimed by third parties and possible infringement thereof including, without limitation, any freedom to practice or freedom to operate opinions.

             (g) The Company owns or otherwise holds valid rights to use all Intellectual Property used in its business.

             (h) The Company has timely made all filings and payments with the appropriate foreign and domestic agencies and other parties required to maintain in full force and effect all Intellectual Property. Except as set forth on
Schedule 4.7.13, no due dates for filings or payments concerning the Intellectual Property (including, without limitation, office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days prior to or after the closing, whether or not such due dates are extendable. The Company is in compliance with all applicable rules and regulations of such agencies and other parties with respect to the Intellectual Property. All documentation necessary to confirm and effect the Intellectual Property, if acquired from other persons or entities, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

             (i) The Company has undertaken and consistently implemented best efforts to protect the secrecy, confidentiality and value of all non-public Intellectual Property used in its business (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees and other persons or entities with access to such non-public Intellectual Property). Company management has not disclosed any such non-public Intellectual Property to any persons or entities other than (i) Company employees or Company contractors who had a need to know and use such non-public Intellectual Property in the ordinary course of employment or contract performance, or (ii) prospective customers, and in each case who executed appropriate confidentiality agreements.

             (j) The Company has taken all reasonable measures to confirm that no current or former Company employee is or was a party to any confidentiality agreement or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee's employment by the Company, such employee's performance of the Company's business, or any other activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee's employment by the Company.

             4.7.14 SEC Filings; Financial Statements.

             (a) The Company has delivered or made available to Investor accurate and complete copies of all registration statements, proxy statements and other statements, reports,


                                      24.

                                                               EXECUTION VERSION

schedules, forms and other documents filed by the Company with the SEC since January 1, 2003, and all amendments thereto (the "COMPANY SEC DOCUMENTS"). Except as set forth on Schedule 4.7.14, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

             4.7.15 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the Company's audited balance sheet as of December 31, 2003, or the notes thereto; (b) liabilities that have been incurred by the Company since December 31, 2003 in the ordinary course of business and consistent with past practices, and that do not exceed a maximum potential amount of $330,000; and (c) expenses that have been incurred by the Company (but not including any expenses of Investor that the Company is obligated to reimburse pursuant to Section 4.11 hereof) in the preparation and review of this Agreement and the Related Recapitalization Documents, and that do not exceed $72,000.

             4.7.16 Compliance with All Standstill Provisions. The Company has complied in all respects with all standstill, exclusivity and confidentiality provisions of (a) this Agreement and the Related Recapitalization Documents, (b)
Section 13 of that certain 10% Convertible, Secured Promissory Note by and between the Company and Investor dated as of February 2, 2004 and (c) Section 13 of that certain 10% Convertible, Secured Promissory Note by and between the Company and Investor dated as of March 1, 2004.

         4.8 Representations and Warranties of Investor: Investor hereby represents and warrants to the Company, that subject to, and based in part on, the Company's representation and warranty in Section 4.7.10 hereof,

             (a) Investor has conducted its own due diligence review of the Company and received copies or originals of all documents it has requested from the Company; Notwithstanding the foregoing, this representation shall not in any way be deemed to prohibit,


                                      25.

                                                               EXECUTION VERSION

limit, restrict or otherwise impact Investor's rights to indemnification, and/or to any other rights or remedies available at law or equity, from the Company and its affiliates in the event of a breach by the Company of any representation, warranty, covenant or other term hereof or of any Related Recapitalization Document; and

             (b) Investor is aware of the Company's financial prospects and acknowledges that the sources of repayment of the Notes and the payment of Investor's fees, costs and expenses pursuant to Section 4.11 are limited to additional capital raised in bridge or other debt financing, the Anticipated Equity Financing or other future financing transaction or foreclosure of the Collateral.

         4.9 Conditions to Closing: Notwithstanding anything to the contrary, and, in each case, unless expressly waived in writing in advance by Investor (any such waiver by Investor shall be applicable only as to such closing and shall not be deemed a waiver of such condition as to future closings, if any), and only to the extent expressly waived, all closings contemplated under this Agreement and the Related Recapitalization Documents shall be conditional upon and subject to the satisfaction or waiver of each of the following conditions precedent, with each such satisfaction or waiver to be determined by Investor in its sole discretion (including, without limitation, the acceptability to Investor of any exception set forth in a disclosure schedule), on or before the applicable closing date. Investor shall make all such determinations in its sole discretion. These conditions are in addition to the conditions set forth in
Section 2.4. The conditions precedent to each closing under this Agreement and the Related Recapitalization Documents shall include the following, unless waived by Investor in its sole discretion:

             (a) Performance of Obligations. The Company has in all material respects performed all obligations and agreements and complied with all covenants and other items contained in the Agreement and the Related Recapitalization Documents required to be performed or fulfilled on or before the applicable closing date.

             (b) Representations True and Complete. All of the representations and warranties made by the Company in the Agreement and the Related Recapitalization Documents true, correct and complete, with no material inaccuracies or omissions, as of the applicable closing date.

             (c) No Material Adverse Change. There has been no change that has had or could reasonably be expected to have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted) (a "MATERIAL ADVERSE EFFECT") since December 31, 2003.

             (d) Proceedings. All corporate and other proceedings, and all documents applicable to the transactions involved in the purchase and sale of any securities issued or to be issued under this Agreement or the Related Recapitalization Documents, are satisfactory in substance and form to Investor and, if applicable Other Investors), and Investor and its counsel and Other Investors (as applicable) and their respective counsel have received all such counterpart originals or certified or other copies of such documents as they may have requested including, without limitation, the following:


                                      26.

                                                               EXECUTION VERSION

                 (i) The Company's Charter (including and amendments, restatements and certificates of designation thereto) filed with and certified by the Delaware Secretary of State;

                 (ii) A certificate, as of the most recent practicable date prior to or on the applicable closing date, as to the corporate good standing of the Company, issued by the Delaware Secretary of State and any other applicable state tax department;

                 (iii) The Bylaws of the Company, certified by the Secretary of the Company as of the applicable closing date;

                 (iv) The resolutions of the Board of Directors of the Company authorizing and approving all matters in connection with this Agreement and the Related Recapitalization Documents and the transactions contemplated hereby and thereby, certified by the Secretary of the Company as of the applicable closing date.

                 (v) As applicable, the resolutions of the Company's stockholders or stockholder vote, certified by the Secretary of the Company, of the stockholders approving any matter in connection with this Agreement and/or the Related Recapitalization Documents upon which the stockholders are required to vote under applicable law as of any applicable closing date whereby such stockholder approval would be necessary to issue securities due at such closing date or otherwise effectuate such closing.

             (e) Executed Agreements. The Company will have executed, delivered and maintained in force this Agreement and the Related Recapitalization Documents.

             (f) Due Diligence. The Company will have provided prior to the applicable closing date all due diligence information requested by Investor or any Other Investor, and/or necessary to enable such investor to complete a thorough due diligence review and obtain a complete and accurate understanding of the business, operations, prospects, assets, liabilities, structure, legal aspects and condition, financial or otherwise, of the Company.

             (g) No Severance Agreements. The Company will not have entered into, increased, expanded, extended, or renewed any severance, separation, retention, change of control or similar agreement with any employee, or agreed, promised or committed to do so, within the six month period prior to any closing hereunder, without the prior written approval of Investor.

             (h) Termination of Soma Partners. The Company shall deliver to Investor written evidence satisfactory to Investor that all existing agreements with Soma have been terminated, and that the Company has notified Soma that Investor was not introduced to the Company by Soma and that in accordance with
Section 7 of the letter agreement by and between Soma and the Company, dated as of October 15, 2003, Soma is not entitled to any compensation (cash or securities) from the Company by virtue of any investment by Investor in the Company (other than an existing obligation of $3,000).

             (i) Board Certification of Shares Outstanding. The Board of Directors of the Company shall deliver to the Investor a certified statement detailing, to the best of the board's knowledge, the total number of shares of the Company outstanding as of the date of each closing


                                      27.

                                                               EXECUTION VERSION

(on a fully-diluted basis, including, without limitation, all shares of stock of all series and classes, all options, warrants, convertible instruments of any kind (whether or not exercised or converted as the case may be), and any promises, commitments, agreements, undertakings or letters of intent to issue any of the foregoing).

             (j) Bridge Funding Conditions. The Company has complied with all of the Closing Conditions of Bridge Funding as listed in Section 2.4 hereof.

             (k) Officer's Certificate. The Chief Executive Officer of the Company, or other officer of the Company acceptable to Investor in Investor's sole discretion, will deliver to Investor at each closing a certificate certifying that the conditions specified in this Section 4.9 (other than actions to be taken by parties other than the Company or existing shareholders) have been fulfilled. For each subsequent closing, there shall have been no material inaccuracy or omission in any certificate delivered to Investor pursuant to this
Section 4.9(k) on the Effective Date or at any closing occurring after the Effective Date.

             (l) The Board of Directors of the Company shall have amended the Stockholder Rights Agreement (the "RIGHTS AGREEMENT") dated as of February 26, 2002 between the Company and Mellon Investor Services LLC, as Rights Agent such that (i) Investor, Other Investors, and their respective affiliates shall be excluded from the definition of the "ACQUIRING PERSON" thereunder (and any additional, conforming changes that are deemed necessary to prevent the transactions contemplated hereby from triggering the occurrence of a "DISTRIBUTION DATE" thereunder) and (ii) the Rights Agreement may not be further amended without the consent of Investor except in the event that the Company's obligation to effect the Anticipated Equity Financing is terminated pursuant to
Section 3.2 or 3.5 hereof.

             (m) The Company shall have obtained the written agreement, in a form acceptable to Investor, of each Key Stockholder (as listed in Schedule 4.6 hereto) to vote in favor of the approval of this Agreement, the Related Recapitalization Documents and all transactions contemplated hereunder and thereunder, including, without limitation, the approval of an amendment to the Company's Charter in order to authorize sufficient capital stock to permit the Anticipated Equity Financing. Such written agreement of the Key Stockholders shall, without limitation, include a provision whereby each Key Stockholder agrees that it will not take any action in opposition to the transactions contemplated hereby or attempt to frustrate the purposes hereof.

         4.10 SBA Matters. The Company acknowledges that Investor has informed the Company that it is a Federal licensee or sub-licensee under the Small Business Investment Act ("SBIA") and a participant in the Small Business Investment Company ("SBIC") program of the United States Small Business Administration ("SBA") and, as such, in its business and investment activities is required to comply with the SBIA and all regulations, advice, direction and guidance applicable to SBIC's. In addition, such laws and regulations also require certain practices on the part of the companies in which Investor makes investments, including but not limited to those requirements specifically enumerated in this Agreement. So long as Investor holds any securities of the
Company:

             (A) The Company will not change the nature of its business activity in a manner that would cause a violation of Sections 107.720 and/or 107.760(b) of Title 13 of the


                                      28.

                                                               EXECUTION VERSION

Code of Federal Regulations (including, without limitation, by undertaking real estate, film production or oil and gas exploration activities). In the event that the Company changes the nature of its business activity such that such change would render the Company ineligible for financing pursuant to applicable SBA rules and regulations, the Company agrees to use its best efforts to facilitate a transfer or redemption of any securities then held by Investor.

             (B) The Company will at all times comply with the non-discrimination requirements of Parts 112, 113 and 117 of Title 13 of the Code of Federal Regulations.

             (C) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), and at such other times as Investor may reasonably request, the Company will deliver to Investor a written assessment, in form and substance satisfactory to Investor, of the economic impact of Investor's financing hereunder, specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company's business in terms of revenues and profits and on taxes paid by the Company and its employees.

             (D) The Company will provide to Investor and any Other Investor that is a participant in the SBIC (an "SBIC INVESTOR") all financial information required by such SBIC Investor, on a timely basis, including without limitation, its quarterly and annual balance sheets and income statement. Such financial information will be certified by a member of management of the Company at least annually. Financial information required will also include such information as is necessary for such SBIC Investor to file Form 468 with the SBA. The Company will also provide on a timely basis any other information reasonably requested or required by any governmental agency asserting jurisdiction over Investor. The Company agrees to allow SBA examiners access to the Company's books and records, as reasonably required by such examiners, in connection with their annual audits of Investor or for any other legitimate purposes reasonably related to the investment of the SBA in Investor. The Company will also provide, in good faith and in a timely manner, all other assistance and cooperation reasonably required to enable any SBIC or SBIC Investor to make all necessary filings and comply with all applicable SBA and SBIC-related requirements.

             (E) The proceeds from the sale of securities (including, without limitation, the Notes, Bridge Warrants, Preferred Stock Warrants and/or shares Convertible Preferred Stock) to any SBIC Investor (the "PROCEEDS"), shall be used by the Company for its growth, modernization and/or expansion and/or for general corporate purposes as permitted by applicable SBA rules and regulations.

         4.11 Fees; Expenses The Company shall pay, reimburse or otherwise satisfy, upon demand of Investor, all fees, costs and expenses incurred and/or undertaken, and to be incurred and/or undertaken, by Investor relating to the preparation for, development of and implementation of the Recapitalization Plan set forth in this Agreement, including, without limitation, all due diligence expenses and all expenses relating to the Bridge Funding, the Anticipated Equity Financing and the transactions contemplated hereby and the documentation of all of the foregoing (including, without limitation all legal fees and expenses and costs incurred and to be incurred in connection with any SBA filings), which shall be satisfied by the Company upon Investor's demand, including but without limitation upon each closing of the Bridge Funding or Anticipated Equity Financing. This obligation shall apply regardless of


                                      29.

                                                               EXECUTION VERSION

whether or not all of the transactions contemplated in this Agreement close. At each closing of Bridge Funding or Anticipated Equity Financing, at Investor's sole discretion, and with respect to any or all of such fees, costs and expenses accrued through such closing, the Company shall (a) pay Investor in cash concurrently with such closing (or at Investor's sole discretion, Investor may withhold such amount from the wire of investment proceeds), (b) issue a Note in the form of Exhibit A in principal amount equal to such fees, costs and expenses (which at Investor's option may instead be evidenced as an increase in the principal amount of any Note issued in connection with such closing); or (c) treat such fees, costs and expenses as an unsecured payable. At any time following such closing, Investor may require any amounts that it elected to have the Company treat as unsecured amounts payable to be paid in cash or satisfied by issuance of a Note in the principal amount of some or all of such unsecured obligation.

         4.12 Confidentiality. Notwithstanding the fiduciary exception set forth in Section 3.2 hereof, during the Standstill Period the Company and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall maintain confidentiality, and shall not provide copies, excerpts, summaries or descriptions, or communicate in any way with any third parties, either directly or indirectly, as to any aspects of the recapitalization of the Company and/or any financing by Investor, including, without limitation, the identity of the parties involved, any terms of the Recapitalization Agreement and/or the Related Recapitalization Documents, the Convertible Preferred Stock or any other matter relating to the recapitalization of the Company or the progress or status of any activities or processes relating to the recapitalization of the Company; provided, however, nothing herein shall prohibit the Company from filing this Agreement and any Related Recapitalization Document with the Securities and Exchange Commission (the "SEC"), if required by the regulations of the SEC (subject to the covenant in Section 2.5(a) hereof).

         4.13 Miscellaneous:

              (a) Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

              (b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby will be brought in any federal or state court located in Delaware, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such courts. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 4.13(c) of this Agreement, such service to become effective upon


                                      30.

                                                               EXECUTION VERSION

delivery, in accordance with Section 4.13(c) below. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

              (c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile, provided a copy is mailed on the same day by overnight delivery with a nationally recognized overnight delivery service; (c) by overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications will be, in the case of Investor;

                                    Linda F. Powers
                                    Managing Director
                                    Toucan Capital Corp.
                                    7600 Wisconsin Ave, 7th floor
                                    Bethesda, MD 20814
                                    Tel: 240-497-4060
                                    Fax: 240-497-4065
                                    lpowers@toucancapital.com

                                    And in the case of the Company:

                                    Northwest Biotherapeutics, Inc.
                                    Attention:  Alton Boynton
                                    22322 20th Avenue, SE, Suite 150
                                    Bothell, Washington 98021
                                    Fax: 425-608-3009

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing. Each party will provide five (5) business days' prior written notice to the other parties of any change in address or facsimile number.

              (d) Survivability. The representations, warranties, covenants and agreements made herein will survive any investigation made by or on behalf of the Investor or the Company, and will survive for two years after the applicable closing date.

              (e) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding anything to the contrary in this Agreement or the Related Recapitalization Documents, Investor may transfer or assign all or any portion of its rights under this Agreement and the other Related Recapitalization Documents to any person or entity, or designate another party to exercise all or any portion of Investor's rights under this Agreement and the other Related Recapitalization Documents, so long as such transfer or assignment is permissible under applicable federal and state securities laws. Without limiting the generality of the foregoing, all representations, warranties, covenants and agreements benefiting Investor will inure to the benefit of any and all subsequent holders from time to time of the Notes, the Bridge Warrants, Preferred Stock


                                      31.

                                                               EXECUTION VERSION

Warrants, the shares of Convertible Preferred Stock contemplated by this Agreement, and any shares of Common Stock issued or issuable upon conversion of any of the foregoing.

              (f) Entire Agreement; Amendments. This Agreement (including the Schedules and Exhibits hereto, which are an integral part of this Agreement) and the Related Recapitalization Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement, the Related Recapitalization Documents nor any term hereof or thereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Investor. Notwithstanding anything to the contrary, no provision that applies to any person or entity specifically designated by name will be amended, waived, discharged or terminated without the express written consent of such named person or entity. Also notwithstanding anything to the contrary, this Agreement and/or the other Related Recapitalization Documents will be amended as and to the extent necessary to comply with the Small Business Investment Act and all regulations, advice, direction and guidance applicable to SBICs.

              (g) Interpretation. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to "$" or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

              (h) Rights, Separability. In case any provision of this Agreement or the Related Recapitalization Documents will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]


                                      32.

                                                               EXECUTION VERSION

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              NORTHWEST BIOTHERAPEUTICS, INC.

                              By: /s/ Alton Boynton
                              --------------------------------------------------
                              Name: Alton Boynton
                              Title: President

                              TOUCAN CAPITAL FUND II, LP

                              By:/s/ Linda Powers
                              --------------------------------------------------
                              Name: Linda F. Powers
                              Title: Managing Director

                                                               EXECUTION VERSION

                                    EXHIBIT A

                     FORM OF NORTHWEST BIOTHERAPEUTICS, INC.
                     LOAN AGREEMENT, SECURITY AGREEMENT AND
                    10% CONVERTIBLE, SECURED PROMISSORY NOTE

$____________                                                     APRIL 26, 2004

SECTION 1. GENERAL.

For value received, NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "Maker" or the "Company"), hereby promises to pay to the order of Toucan Capital Fund II, L.P. or its assigns (collectively, the "Holder"), the principal amount of ____________ Dollars ($____) upon written demand by Holder made at any time on or after the first anniversary of execution of this Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note (this "Note" or this "Agreement"), or such earlier date as may be applicable under Sections 3 and 4 hereof (the "Maturity Date"). Maker shall pay interest on the unpaid principal amount of this Note, accruing from and after ___________ at the rate of ten percent (10%) per annum, compounding annually (computed on the basis of a 365-day year and the actual number of days elapsed) (the "Interest Rate"). Accrued interest shall be payable upon the payment of the principal of this Note. The principal of, and interest on, this Note shall be payable in lawful currency of the United States of America by wire transfer in immediately available funds to the account of Holder, as provided in writing to Maker by Holder. All payments shall be applied first to fees, costs and charges relating to this Note (including, without limitation, any costs of collection), then to accrued and unpaid interest, and thereafter to principal. This loan is made by Holder to Maker in anticipation of an equity financing. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Recapitalization Agreement.

SECTION 2. PRE-PAYMENT.

This Note may be pre-paid in whole or in part prior to the Maturity Date; provided Maker provides Holder with 30 days prior written notice thereof, and provided further that Holder shall have the option to convert this note in accordance with Section 12 hereof by notifying Maker of Holder's election on or before the expiration of such thirty (30) day notice period. In the event of prepayment, Maker shall pay a penalty in the amount of 1% of the principal and accrued interest then outstanding under this Note, unless a greater or lesser penalty is established or approved by the U.S. Small Business Administration ("SBA"). Conversion of this Note shall not be deemed a prepayment.

SECTION 3. DEFAULT INTEREST.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid principal amount and accrued and unpaid interest shall bear interest payable on demand at the lesser of (i) fourteen percent (14%) per annum, (ii) the maximum rate permitted under applicable rules and regulations of the SBA, or (iii) the maximum rate allowed by law (the "Default Interest"). Such interest

                                                               EXECUTION VERSION

shall accrue, commencing upon the occurrence of an Event of Default and continuing until such Event of Default is cured or waived.

SECTION 4.   DEFAULTS.

         4.1 Definitions. Each occurrence of any of the following events shall constitute an "Event of Default":

             (a) if a default occurs in the payment of any principal of, interest on, or other obligation with respect to, this Note, whether at the due date thereof or upon acceleration thereof, and such default remains uncured for five (5) business days after written notice thereof from Holder;

             (b) if any representation or warranty of Maker made herein shall have been false or misleading in any material respect, or shall have contained any material omission, as of the date hereof;

             (c) if a default occurs in the due observance or performance of any covenant or agreement on the part of Maker to be observed or performed pursuant to the terms of this Note and such default remains uncured for five (5) business days after written notice thereof from Holder;

             (d) if a default occurs in Maker's performance of any of the terms and conditions of that certain Recapitalization Agreement, dated as of April 26, 2004 (the "Recapitalization Agreement") or any Related Recapitalization Document;

             (e) if Maker shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of Maker or any of its property, (iii) make a general assignment for the benefit of creditors, or (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, provided, however, that insolvency of Maker shall not constitute a default, or the basis for a default, during the Bridge Period;

             (f) if there shall be filed against Maker an involuntary petition seeking reorganization of Maker or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition") and such Involuntary Petition shall not have been dismissed within ninety (90) days after it was filed, provided, however, that insolvency of Maker shall not constitute a default, or the basis for a default, during the Bridge Period;

             (g) if final judgment(s) for the payment of money in excess of an aggregate of $25,000 (excluding any portion thereof that an insurance company of nationally recognized

                                                               EXECUTION VERSION

standing and creditworthiness has agreed to pay) shall be rendered against Maker and the same shall remain undischarged for a period of thirty (30) days; or

             (h) if there occurs any event that may have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently currently conducted and/or as it is proposed to be conducted), or on any material assets or any Intellectual Property or other Collateral developed, owned, controlled, licensed, possessed, or used by Maker, or to which Maker has any right, option, entitlement or claim, provided, however, that ongoing weakening of Maker's financial condition due to ongoing expenditures and Maker's failure to obtain equity financing shall not constitute a default, or the basis for a default, during the Bridge Period.

         4.2 Cross-Default: Maker acknowledges that the financing contemplated by this Note is part of an integrated Recapitalization Plan, as set forth in the Recapitalization Agreement and the Related Recapitalization Documents. Maker further acknowledges and agrees that this Note is subject to all terms and conditions set forth in the Recapitalization Agreement and the Related Recapitalization Documents, and that the Recapitalization Agreement and the Related Recapitalization Documents are subject to all of the terms and conditions of this Note. Maker agrees that any default by Maker under any provision of this Note, the Recapitalization Agreement or any of the Related Recapitalization Documents will constitute a default under each other Related Recapitalization Document and the Recapitalization Agreement.

         4.3 Remedies on Default.

             (a) Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default: (i) any and all indebtedness of Maker to Holder under this Note or otherwise shall immediately become due and payable, both as to principal and interest (including any deferred interest and any accrued and unpaid interest and any Default Interest); and (ii) Holder may exercise all the rights of a creditor under applicable state and/or federal law.

             (b) In case any one or more Events of Default shall occur and be continuing, and acceleration of this Note or any other indebtedness of Maker to Holder shall have occurred, Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity and/or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or thereof or in furtherance of the exercise of any power granted hereby or thereby or by law. No right conferred upon Holder by this Note shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 5. DEFENSES.

         5.1 No Offsets. The obligations of Maker under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

         5.2 Usury Limitations. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the

                                                               EXECUTION VERSION

contrary in this Note or any other agreements or instruments between them, in no event shall such agreements or instruments require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under the Note or under the terms of any other agreement or instrument between the parties, the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.

SECTION 6. REPLACEMENT OF NOTE.

         Upon receipt by Maker of reasonable evidence of the loss, theft, destruction, or mutilation of this Note, Maker will deliver a new Note containing the same terms and conditions in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Note.

SECTION 7. EXTENSION OF MATURITY.

         Should the principal of or interest on this Note become due and payable on other than a business day, the due date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension. For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday, or legal holiday in the State of Delaware.

SECTION 8. ATTORNEYS' FEES AND COLLECTION FEES.

         Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, arbitration or mediation, or any settlement of any of the foregoing, Maker agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including, without limitation, reasonable attorneys' fees and expenses, incurred by Holder in collecting or enforcing this Note.

SECTION 9. WAIVERS; CONSENT TO JURISDICTION.

         9.1 Waivers by Maker. Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

         9.2 Actions of Holder not a Waiver. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver or modification of the terms hereof shall be valid unless set forth in writing by Holder and then only to the extent set forth therein.

         9.3 Consent to Jurisdiction. Maker hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action, or proceeding arising out of or relating to this Note or any other agreements or instruments with respect to

                                                               EXECUTION VERSION

Holder. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection that Maker may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Maker and may be enforced in any court in which Maker is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon Maker as provided in this Note or as otherwise permitted by applicable law.

         9.4 Waiver of Jury Trial. MAKER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN MAKER AND HOLDER RELATING TO THE SUBJECT MATTER OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE LOAN.

         9.5 Service of Process. Maker hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by delivery of a copy thereof by certified mail, postage prepaid, return receipt requested, to Maker, and/or by delivery of a copy thereof to a registered agent of Maker. Refusal to accept delivery, and/or avoidance of delivery, shall be deemed to constitute delivery. Maker irrevocably agrees that service in accordance with this Section 9.5 shall be deemed in every respect effective service of process upon Maker in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon Maker. Nothing in this Section 9.5 shall affect the right of Holder to serve process in any manner otherwise permitted by law or limit the right of Holder otherwise to bring proceedings against Maker in the courts of any jurisdiction or jurisdictions.

SECTION 10. COVENANTS.

         10.1 Affirmative Covenants. So long as this Note shall remain outstanding:

              (a) Office. Maker shall maintain its principal office, and the majority of its employees, assets and operations, in the United States.

              (b) Use of Proceeds. Maker will use the proceeds from this Note only for the following purposes:

                  (i) General operating expenses, expenses for the development and protection of its intellectual property, and other usual and customary commercial and business expenses incurred in pursuing its business plan and strategy, on and after the effective date hereof;

                                                               EXECUTION VERSION

                  (ii) Audit expenses and regular and special SEC filing expenses, for audits and filings occurring on or after the effective date hereof, including, without limitation, SEC filings relating to solicitation of any shareholder consents to the recapitalization of Maker; and

                  (iii) Expenses of accountants, attorneys, consultants and other professionals (including, without limitation, the expenses of Investor described in Section 4.11 of the Recapitalization Agreement) relating to the recapitalization of Maker.

Maker will not use the proceeds from this Note for any other purpose. Without limiting the generality of the foregoing, none of the proceeds will be used, without prior written agreement by the Holder, (i) to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to repay any indebtedness or discharge any obligation to an person or entity, other than trade payables incurred in the ordinary course of business on or after the effective date hereof, and consistent with Maker's operating plans and budgets fully disclosed to the Holder prior to the Closing, or (iii) to engage in business activities which would cause a violation of 13 CFR 107.720. This latter limitation prohibits, without limitation, the use of proceeds: (i) directly or indirectly, for providing funds to others; (ii) for the purchase or discounting of debt obligations; (iii) for factoring or long-term leasing of equipment with no provision for maintenance or repair; (iv) for engaging in real estate transactions such that Maker could reasonably be classified under Major Group 65 (Real Estate) of the SIC Manual; (v) for business activities wherein the assets of the business of Maker (the "Business") will be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the financing sources of the Business, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects, the financing and production of motion pictures, and oil and gas well exploration, development and production);
(vi) for a foreign operation; (vii) to provide capital to a corporation licensed or sub-licensed under the Small Business Investment Act, (viii) to acquire farm land, (ix) to fund production of a single item or defined limited number of items generally over a defined production period, such production to constitute the majority, of the activities of Maker (examples include electric generating plants), or (x) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Section 107.720 of Title 13 of the Code of Federal Regulations.

              (c) Seniority. Except as otherwise expressly provided, and except for security interests and liens described in items 2, 3 and 4 of Schedule 14.11 of the Disclosure Schedule attached hereto as Exhibit B (the "Disclosure Schedule"), the indebtedness evidenced by this Note: (i) shall be senior in all respects to all other indebtedness or obligations of Maker of any kind, direct or indirect, contingent or otherwise, other than obligations of Maker owed directly to the state or federal government, and other than any other indebtedness or obligations of Maker to Holder; (ii) shall not be made subordinate or subject in right of payment to the prior payment of any other indebtedness or obligation of any kind, direct or indirect, contingent or otherwise, other than obligations of Maker owed directly to the state or federal government, and other than any other indebtedness or obligations of Maker to Holder.

                                                               EXECUTION VERSION

              (d) No Conflicting Agreements. Maker shall not enter into any agreement that would materially impair, interfere or conflict with Maker's obligations hereunder. Without Holder's prior written consent, Maker shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way result in the creation of a security interest in any assets of Maker, including without limitation any Collateral (as defined in Exhibit A hereto).

              (e) Disclosure of Material Adverse Events. Within three (3) business days of Maker obtaining knowledge thereof, Maker will notify Holder in writing of any event that may have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted), or on any material assets or any Intellectual Property or other Collateral developed, owned, controlled, licensed, possessed, or used by Maker, or to which Maker has any right, option, entitlement or claim. Operating expenditures in the ordinary course of business and in accordance with operating budgets approved by Maker's Board of Directors and fully disclosed to Holder prior to the effective date hereof shall not be deemed to be material adverse events solely because they weaken Maker's financial condition in the absence of new equity financing of Maker.

              (f) Financial Information. So long as any principal and/or interest under this Note shall remain outstanding:

                  (i) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) and at such other times as Holder may reasonably request, Maker shall deliver to Holder a written assessment, in form and substance satisfactory to Holder, of the economic impact of such Holder's financing hereunder, specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on Maker's business in terms of revenues and profits and on taxes paid by Maker and its employees.

                  (ii) Maker shall provide on a timely basis to Holder all financial information requested from time to time by Holder, including without limitation its quarterly and annual balance sheet and income statement. Such financial information shall be certified by a member of Maker's senior management. Financial information required shall also include such information as is necessary for Holder to file form 468 with the SBA.

                  (iii) In addition to the information specified in Section 10.1(f)(i) and (ii) above, upon request, Maker agrees promptly to provide Holder with sufficient additional information to permit Holder to comply with (i) its obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto and (ii) provide any other information reasonably requested or required by any governmental agency asserting jurisdiction over Holder.

              (g) Access. So long as any principal and/or interest under this Note shall remain outstanding, Maker shall permit Holder and its agents or representatives to visit and inspect Maker's properties, to examine its books of account and records and to discuss Maker's affairs, finances and accounts with its officers, all at such times during normal business hours as reasonably may be requested by Holder. Maker shall allow SBA Examiners access to its books

                                                               EXECUTION VERSION

and records, as reasonably required by such Examiners in connection with their annual audits of Holder or for any other legitimate purposes.

              (h) SBA Compliance. Maker acknowledges that Holder is a licensed Small Business Investment Corporation and thereby a participant in the SBIC program of the U. S. Small Business Administration ("SBA"), and as such is subject to the rules, regulations, guidance and direction of the SBA on matters affecting its business and investment practices, and that such rules and regulations affect the business activities and practices of the companies in which Holder makes investments. Maker shall promptly and fully cooperate with Holder to facilitate both Maker's and Holder's compliance with all such SBA rules, regulations, guidance and direction.

              (i) Business Activity. As long as this Note shall remain outstanding, Maker shall make no change in its business activity that would make it or any of its business activities non-compliant with SBA regulations and guidelines.

         10.2 Negative Covenants. So long as this Note shall remain outstanding:

              (a) Indebtedness. Maker shall not incur additional indebtedness, beyond the indebtedness already existing as of the date hereof, for borrowed money in excess of $10,000, in aggregate.

              (b) Liens. Maker shall not grant to any person or entity a security interest, lien, license, or other encumbrance of any kind, direct or indirect, contingent or otherwise, in, to or upon any assets of Maker, including, without limitation, any intellectual property of any kind, as defined in Exhibit A hereto (respectively, the "Intellectual Property" and the "Collateral").

              (c) Sale or License of Assets. Maker shall not sell, lease, transfer, assign or otherwise dispose of or encumber (including, without limitation through licensing or partnering arrangements) or abandon, conceal, injure or destroy any material assets (whether tangible or intangible) of Maker (including, without limitation, any Collateral (as defined in Section 11), other than with the prior written approval of Holder and in the ordinary course of business.

              (d) Issuance of Capital Stock. Except for (a) any transaction pursuant to an Unsolicited Proposal that Maker accepts in accordance with the fiduciary exception provided in Section 3.2 of the Recapitalization Agreement or
(b) shares of capital stock issuable upon exercise or conversion of warrants or convertible securities outstanding prior to February 1, 2004, Maker shall not without Holder's prior written approval: (i) issue any shares of capital stock or other securities, or any instruments exercisable for or convertible into capital stock or other securities, or (ii) make any promises, commitments, undertakings, agreements or letters of intent for any of the issuances described in (i) hereof.

              (e) Distributions and Redemptions. Maker shall not declare or pay any dividends or make any distributions of cash, property or securities of Maker with respect to any shares of its common stock, preferred stock or any other class or series of its stock, or, directly or indirectly (except for repurchases of common stock by Maker in accordance with the terms of employee benefit plans or written agreement between Maker and any of its employees approved

                                                               EXECUTION VERSION

by the Board of Directors of Maker prior to February 1, 2004), redeem, purchase, or otherwise acquire for any consideration any shares of its common stock or any other class of its stock.

              (f) Hiring. Maker shall not hire, or agree to hire, any employee or engage, or agree to engage, any consultant, independent contractor or any other non-employee personnel, except in accordance with Maker's budget that has been approved by Maker's board of directors and the Investor;

              (g) Severance. Maker shall not enter into, increase, expand, extend, or renew any severance, separation, retention, change of control or similar agreement with any employee, consultant, independent contractor or any other non-employee personnel, or agree, promise or commit to do so, without the prior written approval of Investor;

              (h) Facilities. Maker shall not purchase, lease, hire, rent or otherwise acquire directly or indirectly any rights in or to any asset or facility outside of the ordinary course of business in an amount in excess of $10,000, in aggregate, or agree, promise or commit to do so, except in accordance with the Maker's budget that has been approved by the Maker's board of directors and the Investor.

              (i) Other Limitations.

                  (i) Maker shall not change the nature of its business activity in a manner that would cause a violation of 13 C.F.R. Section 107.720 and/or
Section 107.760(b) (including, without limitation, by undertaking real estate, film production or oil and gas exploration activities). In the event that Maker changes the nature of its business activity such that such change would render Maker ineligible for financing pursuant to applicable SBA rules and regulations, Maker agrees to use its best efforts to facilitate a transfer or redemption of any securities then held by Holder.

                  (ii) Maker will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

                  (iii) For a period of at least one year after the date of this Note,Maker will locate no more than 49 percent of the employees or tangible assets of Maker outside the United States.

         10.3 Additional Covenant. Immediately after the effective date of this Note, Maker shall recall all units of Maker's Tangential Flow Filtration ("TFF") devices, and all specifications, diagrams, description or other information relating to such TFF devices, or any similar device, from all third parties who may currently have any of the foregoing. Maker will take all necessary steps to ensure that such recall is effective as quickly as possible, and in no event later than fifteen (15) days after the effective date hereof. Until the later of the expiration of the Standstill Period (as defined in Section 13 below) or the date on which this Note has been discharged in full, Maker shall not sell, license, loan or otherwise in any way transfer or distribute Maker's Tangential Flow Filtration ("TFF") devices or any similar device, or any specifications, diagrams, description or other information about the TFF devices, to any third party, or commit or promise or enter into any understanding of any kind, direct or indirect,

                                                               EXECUTION VERSION

contingent or otherwise, to do any of the foregoing in regard to Maker's TFF devices or any similar device, without the prior written consent of Holder in each case.

SECTION 11. SECURITY INTEREST.

         11.1 First Priority in All Collateral. To secure its obligations under this Note whether at stated maturity, by acceleration or otherwise, Maker hereby grants and pledges to Holder a first priority senior security interest in all of Maker's right, title and interest in, to and under all of Maker's tangible and intangible property, whether now owned, licensed or held or hereafter acquired, licensed, developed, held or arising, as described in Exhibit A hereto (the "Collateral"), and all proceeds of any kind from any disposition of any such Collateral. Such security interest shall be senior to any security interest in the Collateral granted the holders of the Management Notes pursuant to any subordination agreement between Holder, the holders of the Management Notes and Maker, and shall be senior to any other security interest of any kind, direct or indirect, contingent or otherwise, in the Collateral except for the security interests and liens described in items 2, 3 and 4 of Schedule 14.11 of the Disclosure Schedule (only to the amounts set forth on such schedule) and any other indebtedness or obligations of Maker to Holder. If certificates of title are now, or hereafter become, issued or outstanding with respect to any of the Collateral, Maker promptly shall cause the senior security interest of Holder to be properly noted thereon. Maker agrees that the security interest herein granted has attached and shall continue until Maker's obligations under this Note have been paid, performed and indefeasibly discharged in full.

         11.2 Rights Cumulative. The rights and remedies of Holder with respect to the senior security interest granted hereby are in addition to those which are now or may hereafter be available to Holder as a matter of law or equity. Each right, power and remedy of Holder provided for herein, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power and remedy provided for herein, and the exercise by Holder of any one or more of the rights, powers and/or remedies provided for in this Note, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including a grantee, of any or all other rights, powers and/or remedies.

         11.3 Documentation of Security Interest. Maker shall execute, deliver, file, amend, and re-file any financing statements, instruments (including without limitation stock certificates), continuation statements, assignments, or other security agreements that Holder may require from time to time to confirm the liens arising out of this Note with respect to the Collateral. Maker agrees to pay all reasonable costs associated with filing and/or re-filing of any financing statements, continuation statements or other security agreements required to perfect and to continue perfection of Holder's security interest in the Collateral and all reasonable costs required to evidence the first priority of the security interest, including, without limitation, reasonable attorneys' fees. Maker authorizes Holder to file financing statements under the UCC with respect to the security interest granted hereby and agrees, upon request of Holder, to promptly and duly execute and deliver any and all such further instruments and documents, and to take such further action, as Holder may reasonably deem necessary or desirable to obtain the full benefits of this grant of security interest.

                                                               EXECUTION VERSION

         11.4 No Conflicting Agreements. Maker shall not enter into any agreement on or after the effective date of this Note that would materially impair or conflict with Maker's obligations hereunder without Holder's prior written consent. Without Holder's prior written consent, Maker shall not permit the inclusion in any material contract to which it becomes a party on or after the effective date of this Note, of any provisions that could or might in any way prevent the creation, perfection and maintenance of a first priority security interest in Maker's rights and interest in any property included within the definition of the Collateral acquired under such contracts. Maker represents and warrants that, as of the effective date of this Note, there are no existing agreements or undertakings that would materially impair or conflict with Maker's obligations hereunder or that could or might in any way prevent the creation, perfection and maintenance of a first priority security interest in Maker's rights and interest in any property included within the definition of the Collateral acquired under such contracts; except for existing equipment leases described in item 2 of Schedule 14.11 and the statutory liens described in items 3 and 4 of the Disclosure Schedule.

         11.5 Notification Requirements. Within two (2) business days of any officer, director or employee of Maker obtaining knowledge thereof, Maker will promptly notify Holder in writing of any event that materially adversely affects the value of any material Collateral, the ability of Maker to dispose of any material Collateral, or the rights and remedies of Holder in relation thereto, including the levy of any legal process against any of the Collateral.

         11.6 Foreclosure Remedy. Notwithstanding anything to the contrary herein or in the Recapitalization Agreement or any other agreement or document, in the event that Maker is unable to pay and discharge this Note in full on the Maturity Date, subject to the compliance with the requirements of the Delaware Uniform Commercial Code, nothing herein or in the Recapitalization Agreement or any other agreement or document shall be deemed to preclude, limit or restrict Holder from requiring the delivery of some or all of the Collateral in full or partial satisfaction of Maker's obligation under the Note. Alternatively, Holder may, in its sole discretion, elect to cause some or all of the Collateral to be sold, and the sale proceeds to be used to pay and discharge the Note in full.

SECTION 12. CONVERSION.

         12.1 Holder's Election. Notwithstanding any other provision of this Note or any applicable agreement or document, until, and/or in the absence of, purchases for cash of a minimum of $15 million of Convertible Preferred Stock, by Other Investors (as defined in the Recapitalization Agreement), on the terms and conditions set forth herein and in the Recapitalization Agreement, Holder may, in its sole discretion, elect to convert any or all of the principal and/or interest due under the Note into any Equity Security and/or Debt Security (each as defined below) and/or any combination thereof, in each case that Holder shall designate in Holder's sole discretion (the securities so elected being the "Holder Designated Securities"). Holder may make such determinations from time to time and at any time before this Note has been discharged in full, and, as applicable, at any time on or before the expiration of the thirty (30) day notice period required under this Note in the event the Maker wishes to prepay this Note. For purposes hereof, (i) the term "Equity Security" means any class or series of equity security, or any combination of classes and/or series of equity securities, of the Maker that have been authorized under the Maker's certificate of incorporation, as amended and/or restated,

                                                               EXECUTION VERSION

including by any certificate of designation (the "Charter"), or any new class or series of equity security, or any combination of new and/or existing classes and/or series of equity securities, of the Maker for which the Maker has undertaken any agreement, obligation, promise, commitment or letter of intent to obtain such authorization and (ii) the term "Debt Security" means any evidence of indebtedness of the Maker that the Maker has authorized, created or incurred, or that the Maker has undertaken any agreement, obligation, promise, commitment or letter of intent to authorize, create or incur.

         12.2 Automatic Conversion. The principal amount of, and accrued and unpaid interest on, this Note shall automatically convert into Convertible Preferred Stock, upon the terms and conditions set forth herein and in the Recapitalization Agreement, only in the event, and upon the closing of, the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments), on the terms and conditions set forth in the Convertible Preferred Stock Term Sheet, by Other Investors, as defined in the Convertible Preferred Stock Term Sheet, of a minimum of $15 million of Convertible Preferred Stock.

         12.3 Information for Holder's Election. Maker shall provide to Holder, within two (2) business days after notice of each request by Holder, all information reasonably requested by Holder in connection with any Equity Securities and/or Debt Securities, to enable Holder to make decisions regarding one or more conversions. In the event that Maker seeks to prepay this Note, Maker shall deliver to Holder, simultaneously and together with the notice required under Section 2 of this Note of Maker's interest in prepaying the Note, a summary of all material information, terms and conditions relating to all Equity Securities and Debt Securities (including any "side" letters or agreements or separate agreements).

         12.4 Conversion Price. The conversion price for any conversion pursuant to Section 12.2 shall be the lowest nominal or effective price per share paid by the Other Investors who purchase such Convertible Preferred Stock (with the exception of shares issuable upon exercise of the Bridge Warrants). The conversion price for any conversion into any equity or debt security pursuant to
Section 12.1 shall be the lowest of (i) the lowest nominal or effective price per share paid by any investor at any time on or after the date one year prior to the Effective Date of the Recapitalization Agreement (with the exception of (x) purchases of up to 35,000 shares of Common Stock pursuant to certain options to purchase, at a purchase price of $0.0001, that were outstanding on the Effective Date of the Recapitalization Agreement and held by members of the Board of Directors, as set forth in Schedule 2.7(d) to the Recapitalization Agreement, and (y) shares issuable upon the exercise of the Bridge Warrants, each of which shall be excluded from consideration under this section), (ii) the lowest nominal or effective price at which any investor is entitled to acquire shares (including, without limitation, through purchase, exchange, conversion or exercise) pursuant to any other security, instrument, or promise, undertaking, commitment, agreement or letter of intent of the Maker outstanding on or after the Effective Date of the Recapitalization Agreement or granted, issued, extended or otherwise made available by the Maker at any time on or after the date one year prior to the Effective Date of the Recapitalization Agreement (regardless of whether currently exercisable or convertible) (with the exception of (x) certain options to purchase up to 35,000 shares of Common Stock at a purchase price of $0.0001 that were outstanding on the Effective Date of the Recapitalization Agreement and held by members of the Board of Directors as set forth in Schedule 2.7(d) to the Recapitalization Agreement, and (y) the Bridge Warrants, each of which shall be excluded from

                                                               EXECUTION VERSION

consideration under this section); and (iii) the lesser of $0.10 per share or 35% discount to the average closing price per share of the Common Stock during any twenty consecutive trading days (beginning with the twenty consecutive trading days prior to the Effective Date of the Recapitalization Agreement); provided, however, that in no event shall the price per share calculated pursuant to this clause (iii) be less than $.04 per share. The calculation required by clause (ii) hereof shall initially be based upon Schedule 2.7(d) to the Recapitalization Agreement. All other rights, preferences, privileges, terms and conditions received by Holder in connection with any conversion and/or any securities issued by the Maker to Holder upon conversion, shall be no less favorable to Holder than the rights, preferences, privileges, terms and conditions any other investor in the Maker has received or is entitled to receive with respect to the security into which Holder is converting pursuant to any other security, instrument, promise, undertaking, commitment, agreement or letter of intent of the Maker, whether or not such rights, preferences, privileges, terms and conditions for any other investor are incorporated into the agreements or documents relating to any conversion or any issuance of the security or other instrument to that investor or are provided separately, at any time on or after one year prior to the Effective Date of the Recapitalization Agreement. In regard to each conversion hereunder, the Maker hereby agrees to take and/or arrange for all necessary corporate and related action to enable the execution of each such conversion elected by Holder.

         12.5 No Impairment. Maker shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by Maker under and/or in connection with this Note, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to this Note and in taking all such action as may be necessary or appropriate to protect Holder's rights, preferences and privileges under and/or in connection with the Note against impairment. Holder's rights, preferences and privileges granted under and/or in connection with any Holder Designated Securities may not be amended, modified or waived without the Holder's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

SECTION 13. STANDSTILL, EXCLUSIVITY AND CONFIDENTIALITY.

During the Bridge Period and the Equity Financing Period, as defined in the Recapitalization Agreement and in the Convertible Preferred Stock Term Sheet, but excluding the periods from February 18, 2004 through February 29, 2004 and from March 16, 2004 through the Effective Date of the Recapitalization Agreement, (collectively the "STANDSTILL PERIOD") the parties shall have worked together, and shall continue to work together, in good faith with best efforts to implement the terms of the Recapitalization Agreement, upon which the parties shall have reached binding agreement and which the parties shall have executed as a condition precedent to the execution and funding of this Note. Except as provided in the fiduciary exception set forth in Section 3.2 of the Recapitalization Agreement, during the Standstill Period, the Maker and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall work only with Holder and its agents, advisers and consultants, and shall have had, and shall continue to have, no discussions, negotiations and/or communications of any kind with any other parties, regardless of which party initiates or attempts to initiate any such contact or communication, in regard to any potential equity or debt financing of the Maker by parties other than Holder, and/or

                                                               EXECUTION VERSION

any joint venture, license, co-development or other business arrangement by or with parties other than Holder. Notwithstanding the fiduciary exception set forth in Section 3.2 of the Recapitalization Agreement, during the Standstill Period, the Maker and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall maintain confidentiality, and shall not have, and shall continue not to provide copies, excerpts, summaries, descriptions, or communicate in any way with any third parties, either directly or indirectly, as to any aspects of the recapitalization of Maker and/or any financing by Holder, including, without limitation, the identity of the parties involved, any terms of the Recapitalization Agreement, this Note, the Related Recapitalization Documents, the Convertible Preferred Stock or any other matter relating to the recapitalization of Maker, or the progress or status of any activities or processes relating to the recapitalization of Maker; provided, however, nothing herein shall prohibit the Maker from filing this Note, the Recapitalization Agreement and any Related Recapitalization Document with the Securities and Exchange Commission (the "SEC"), if required by the regulations of the SEC (subject to the covenant in Section 2.5(a) of the Recapitalization Agreement). During the Standstill Period, the Maker shall not make any sales of equipment or other assets of any kind, including, without limitation, any non-essential laboratory equipment, and the Maker shall comply with Section 10.3 in regard to the TFF devices.

SECTION 14. REPRESENTATIONS AND WARRANTIES.

Except as expressly set forth (with reference to a section in this Note) in the Disclosure Schedule attached hereto as Exhibit B, and only to the extent such exceptions are acceptable to Holder in its sole discretion as of the date of this Note, and independently as of the date upon which each additional Note is issued to Holder, and as of the date of each closing, if any, of the Anticipated Equity Financing, Maker represents and warrants to the following:

         14.1 Organization, Good Standing and Qualification. Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

         14.2 Authorization of Note, Etc. The execution, delivery and performance by Maker of this Note has been duly authorized by all requisite corporate action by Maker in accordance with Delaware law. This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application effecting enforcements of creditors' rights or general principles of equity.

         14.3 No Conflicts. The execution, delivery, performance, issuance, sale and delivery of this Note and the Related Recapitalization Documents, and compliance with the provisions hereof by Maker, will not (a) to the knowledge of Maker, violate any provision of any law, statute, rule or regulation applicable to Maker or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Maker or any of its properties or assets or (b) conflict with or result in any material breach of any

                                                               EXECUTION VERSION

of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance upon any of the material assets of Maker under, the Charter or Bylaws of Maker (as they may be amended to date) or any agreement or instrument to which Maker is a party. As used herein, "encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, licenses or other similar rights of any nature.

         14.4 Compliance with Other Instruments. Maker is not in violation of any term of Maker's Charter, as amended, including any certificate of designation filed therewith, and/or Maker's Bylaws. Maker is not, in any material respect, in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which Maker or any of such Collateral is subject. To the best of Maker's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or violation, in any material respect, under any applicable judgments, orders, writs, decrees, federal, state and/or local laws, rules or regulations which would have a material adverse affect on the condition, financial or otherwise, or operations of Maker (as it is currently conducted and as it is proposed to be conducted) or on any material assets or any Intellectual Property or other Collateral owned, controlled, licensed, possessed, and/or used by Maker. To the best of its knowledge, Maker has avoided every condition, and has not performed any act, the occurrence of which would result in Maker's loss of any right granted under any license, distribution agreement or other agreement or Maker's loss of any rights in or to any Collateral.

         14.5 Approvals. Maker has obtained all necessary permits, authorizations, waivers, consents and approvals of or by, and made all necessary notifications of and/or filings with, all applicable persons (governmental and private), in connection with the execution, delivery, performance, issuance, sale and/or delivery of this Note, the Recapitalization Agreement and the Related Recapitalization Documents, and consummation by Maker of the transactions contemplated hereby and thereby, except as listed in Schedule 14.5

         14.6 Capitalization. The authorized capital stock of Maker consists of 125,000,000 shares of Common Stock, par value $0.001 per share and 15,000,000 shares of Preferred Stock, par value of $0.001 per share. As of the date hereof, 19,028,779 shares of Common Stock are issued and outstanding and no shares of preferred stock of any kind are issued and outstanding. No other shares of any class or series of Maker's capital stock are authorized and/or issued and outstanding. All issued and outstanding shares of capital stock of Maker have been duly authorized and validly issued, and are fully paid and non-assessable, and have been offered, sold and delivered by Maker in compliance with all applicable federal and state securities laws. Except as set forth in Schedule 14.6, no subscription, warrant, option, convertible security, or other right (direct or indirect, contingent or otherwise) to purchase or otherwise acquire any equity securities of Maker is authorized or outstanding, and there is no agreement, promise, commitment, undertaking or letter of intent of any kind (direct or indirect, contingent or otherwise) by Maker to issue any shares, subscriptions, warrants, options, convertible securities, or other such rights, or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 14.6, Maker has no obligation of any kind (direct or indirect, contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in

                                                               EXECUTION VERSION

respect thereof. Schedule 14.6 includes a true, accurate and complete statement describing the total number of shares of Maker outstanding as of the date of this Note (on a fully diluted basis, including, without limitation, all warrants and options outstanding (whether or not currently exercisable), all convertible instruments of any kind (whether or not currently convertible), shares of all classes of stock, and any agreements, promises, commitments, undertakings or letters of intent to issue any of the foregoing.

         14.7 Authorization of the Shares. Maker has, or before the first closing of the Anticipated Equity Financing hereunder will have, authorized the issuance and sale of a sufficient number of shares of Convertible Preferred Stock, par value $0.001 per share, and Common Stock of the Maker to fully implement the Recapitalization Plan, while maintaining such additional authorized but unissued shares as reasonably determined by Holder to be appropriate. Of such authorized shares, a sufficient number of shares shall be reserved for issuance upon any exercise of the Bridge Warrants and/or Preferred Stock Warrants. If at any time the number of authorized but unissued shares of Convertible Preferred Stock and/or of Common Stock is not sufficient to effect the conversion of all then outstanding convertible Notes and other instruments, and the exercise of all then outstanding warrants, options and similar instruments, then, in addition to such other remedies as may be available to Holder, Maker shall take such corporate action as may be necessary to increase its authorized but unissued shares of Convertible Preferred Stock and/or Common Stock to such number of shares as will be sufficient for such purposes. Such corporate action shall include, without limitation, obtaining all requisite regulatory approvals and any requisite shareholder approval of any necessary amendment to Maker's Charter.

         14.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Maker, currently threatened against Maker, and/or its directors, officers, advisers, agents, properties, assets or business, in each case relating to Maker and/or its business, assets, operations or properties. Maker is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Maker currently pending or which Maker intends to initiate.

         14.9 No Liens. Except for liens for the benefit of Holder, created by this Note, the Recapitalization Agreement and/or any of the Related Recapitalization Documents, and except as set forth in Schedule 14.9 of the Disclosure Schedule, none of the material assets of Maker, including the Collateral, are subject to any existing lien, pledge, security interest or other encumbrance of any kind, direct or indirect, contingent or otherwise.

         14.10 Full Disclosure. Notwithstanding any other provision of this Note, neither this Note, nor any exhibit hereto, nor any written report, certificate, instrument or other information furnished to Holder in connection with the transactions contemplated under and/or in connection with Note contain any material misstatement (including, without limitation, any material omission), or is misleading in any material respect.

         14.11 No Other Security Interests or Other Encumbrances. Except as set forth in Schedule 14.11 (and only to the amounts set forth on such schedule), there are no existing security interests, pledges, liens or other encumbrances of any kind, direct or indirect, contingent

                                                               EXECUTION VERSION

or otherwise (including without limitation any licensing or partnering arrangements or agreements), in or relating to any assets of Maker, including, without limitation, any Intellectual Property (as defined herein) or other Collateral. All existing security interests, pledges, liens or other encumbrances of any kind, other than those set forth in Schedule 14.11 hereto (and only to the amounts set forth on such schedule), are subordinate to the security interest established pursuant to Section 11 hereof, all necessary consents, subordination agreements and waivers, if any, have been obtained, and all amended filings and/or re-filings shall be made immediately upon execution of this Note.

         14.12    "Small Business".

                  (a) Small Business Status. Maker together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of Code of Federal Regulations (the "FEDERAL REGULATIONS")) is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT" or "SBIA"), and the regulations promulgated thereunder, including Section 121.301(c) of Title 13, Code of Federal Regulations.

                  (b) Information for SBA Reports. Maker has delivered and/or will deliver to Holder certain information, set forth by and regarding the Maker and its affiliates in connection with this Note, on SBA Forms 480, 652 and Part A and B of Form 1031. This information delivered was true, accurate, complete and correct, and any information yet to be delivered will be true, accurate, complete and correct, and in form and substance acceptable to Holder.

                  (c) Eligibility. Maker is eligible for financing by any Holder pursuant to Section 107.720 of Title 13 of the Federal Regulations and any other SBA regulations.

         14.13    Intellectual Property.

                  (d) Definitions. "Intellectual Property" means all foreign and domestic intangible property and rights, owned, licensed, sub-licensed or otherwise obtained by Maker, including, without limitation, (i) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (ii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iii) all data, slides, observations, and laboratory results, produced by, for or on behalf of Maker, or which Maker has rights to obtain (collectively, "Data"); (iv) all FDA applications, registrations, filings and other rights (collectively, "FDA Rights") and all data and documentation supporting or relating thereto; (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights");
(v) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, data, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all

                                                               EXECUTION VERSION

extensions, modifications and renewals of same (collectively, "Trademarks");
(vi) all other intellectual property or proprietary rights, including, without limitation, all claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

         "Intellectual Property Contracts" means all agreements involving, relating to or affecting the Intellectual Property, including, without limitation, agreements granting rights to use the Licensed or Sub-Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and non-assertion agreements.

         "Licensed or Sub-Licensed Intellectual Property" means the Intellectual Property that Maker is licensed, sub-licensed or otherwise permitted by other persons or entities to use.

         "Owned Intellectual Property" means the Intellectual Property owned by Maker.

         "Registered" means issued, registered, renewed or the subject of a pending application.

                  (e) Schedule 14.13 ("Intellectual Property") sets forth a true and complete list and summary description of (A) all Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right, as the case may be); (B) all Licensed or Sub Licensed Intellectual Property and (C) all Intellectual Property Contracts.

                  (f) All Intellectual Property is valid, subsisting and enforceable. No Owned Intellectual Property has been canceled, suspended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting Maker's rights thereto. No Licensed or Sub-Licensed Intellectual Property has been canceled, suspended, not renewed or extended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting Maker's rights thereto.

                  (g) The Owned Intellectual Property is owned exclusively by Maker and has been used with all patent, trademark, copyright, confidential, proprietary and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

                  (h) No suit, action, reissue, reexamination, public protest, interference, opposition, cancellation or other proceeding (collectively, "Suit") is pending or threatened concerning any claim or position:

                      (i) that Maker, or another person or entity, has violated any Intellectual Property rights. To Maker's best knowledge, Maker is not violating and has not violated any intellectual property rights of any other party.

                      (ii) that Maker, or another person or entity, has breached any Intellectual Property Contract. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by Maker, or a

                                                               EXECUTION VERSION

breach or default by another person or entity, under any Intellectual Property Contract. No party to any Intellectual Property Contract has given Maker notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

                      (iii) that the Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by Maker. No such claim has been threatened or asserted. To Maker's best knowledge, no valid basis for any such Suits or claims exists.

                  (i) To Maker's best knowledge, no other person or entity is violating, infringing upon or claiming rights incompatible with Maker's rights to any Intellectual Property. Maker has provided to Holder copies of all information reasonably available to it relevant to intellectual property rights claimed by third parties and possible infringement thereof including, without limitation, any freedom to practice or freedom to operate opinions.

                  (j) Except as set forth on Schedule 14.13(j), Maker owns or otherwise holds valid rights to use all Intellectual Property used in its business.

                  (k) Maker has timely made all filings and payments with the appropriate foreign and domestic agencies and other parties required to maintain in full force and effect all Intellectual Property. Except as set forth on
Schedule 14.13, no due dates for filings or payments concerning the Intellectual Property (including, without limitation, office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days prior to or after the closing, whether or not such due dates are extendable. Maker is in compliance with all applicable rules and regulations of such agencies and other parties with respect to the Intellectual Property. All documentation necessary to confirm and effect the Intellectual Property, if acquired from other persons or entities, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

                  (l) Maker has undertaken and consistently implemented best efforts to protect the secrecy, confidentiality and value of all non-public Intellectual Property used in its business (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees and other persons or entities with access to such non-public Intellectual Property). Maker management has not disclosed any such non-public Intellectual Property to any persons or entities other than (i) Maker employees or Maker contractors who had a need to know and use such non-public Intellectual Property in the ordinary course of employment or contract performance, or (ii) prospective customers, and in each case who executed appropriate confidentiality agreements.

                  (m) Maker has taken all reasonable measures to confirm that no current or former Maker employee is or was a party to any confidentiality agreement or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee's employment by Maker, such employee's performance of Maker's business, or any other activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee's employment by Maker.

                                                               EXECUTION VERSION

         14.14    SEC Filings; Financial Statements.

                  (a) Maker has delivered or made available to Holder accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Maker with the SEC since January 1, 2003, and all amendments thereto (the "Maker SEC Documents"). Except as set forth on Schedule 14.14(a), all statements, reports, schedules, forms and other documents required to have been filed by Maker with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Note, then on the date of such filing): (i) each of the Maker SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Maker SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements (including any related notes) contained in the Maker SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of Maker and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Maker and its consolidated subsidiaries for the periods covered thereby.

         14.15 Liabilities. Maker has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in Maker's audited balance sheet as of December 31, 2003, or the notes thereto; (b) liabilities that have been incurred by Maker since December 31, 2003 in the ordinary course of business and consistent with past practices, and that do not exceed a maximum potential amount of $330,000; and (c) expenses that have been incurred by the Maker (but not including any expenses of Holder that Maker is obligated to reimburse in connection therewith) in the preparation and review of the Recapitalization Agreement and the Related Recapitalization Documents, and that do not exceed $72,000.

         14.16 Compliance with All Standstill Provisions. Maker has complied in all respects with all standstill, exclusivity and confidentiality provisions of
(a) this Note, the Recapitalization Agreement and the Related Recapitalization Documents, (b) Section 13 of that certain 10% Convertible, Secured Promissory Note by and between Maker and Holder dated as of February 2, 2004 and (c)
Section 13 of that certain 10% Convertible, Secured Promissory Note by and between Maker and Holder dated as of March 1, 2004.

                                                               EXECUTION VERSION

SECTION 15. INDEMNIFICATION

     15.1 Indemnification Agreement.

          (a) In addition to all rights and remedies available to Holder at law or in equity, Maker shall indemnify Holder and each subsequent holder of this Note, and their respective affiliates, stockholders, limited partners, general partners, officers, directors, managers, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (other than any demand, claim, action or cause of action instituted by Maker), including interest, penalties, reasonable attorneys' fees and expenses, and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

              (i) any material misrepresentation in, or material omission from, or breach of any of the representations, warranties, statements, schedules and/or exhibits hereto, certificates or other instruments or documents furnished to Holder by Maker in connection with this Note; or

              (ii) any material nonfulfillment or material breach of any covenant or agreement on the part of Maker under this Note.

          (b) Notwithstanding the foregoing, Maker shall not be liable for any portion of Losses resulting from the gross negligence or willful misconduct of Holder or a subsequent holder of this Note.

          (c) Within twenty (20) days after receipt of notice of commencement of any action or the assertion of any claim by a third party, Holder shall give Maker written notice thereof together with a copy of such claim, process or other legal pleading of such claim. Maker shall have the right to assist in the defense thereof by representation of its own choosing.

     15.2 Survival. All indemnification rights hereunder shall survive the execution and delivery of this Note and the consummation of the transactions contemplated hereby (i) for a period of two years with respect to representations and warranties made by Maker, and (ii) until fully performed with respect to covenants and agreements made by Maker, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of Holder and/or any of the Indemnified Persons, or the acceptance by Holder of any certificate or opinion.

     15.3 Payment. Any indemnification of Holder or any other Indemnified Person by Maker pursuant to this Section 15 shall be effected by wire transfer of immediately available funds from Maker to an account designated by Holder or such other Indemnified Person within fifteen (15) days after the determination thereof.

                                                               EXECUTION VERSION

SECTION 16. INTEGRATION WITH RECAPITALIZATION PLAN

Maker acknowledges and agrees that the funding provided by Holder pursuant to this Note is only being provided as part of an integrated Recapitalization Plan, as set forth in the Recapitalization Agreement. Maker further acknowledges and agrees that this Note is subject to all terms and conditions set forth in the Recapitalization Agreement.

SECTION 17. MISCELLANEOUS.

     17.1 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by confirmed facsimile with a copy sent by nationally recognized overnight courier, (iii) sent by nationally recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

     if to Maker:          Northwest Biotherapeutics, Inc.
                           22322 20th Ave SE, Suite 150
                           Bothell, WA  98021
                           Fax: (425) 608 3146
                           Attn: Alton Boynton

     if to Holder:         Toucan Capital Fund II, LP
                           7600 Wisconsin Avenue
                           Suite 700
                           Bethesda, MD 20814
                           Fax: (240) 497-4060
                           Attention: Linda F. Powers

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section.

     17.2 Parties In Interest. This Note shall bind and inure to the benefit of Holder, Maker and their respective successors and permitted assigns. Maker shall not transfer or assign this Note without the prior written consent of Holder. Holder may transfer and assign this note without the prior consent of Maker.

     17.3 Entire Agreement. This Note together with the Disclosure Schedule and the Recapitalization Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

     17.4 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws of the State of Delaware or any other state).

                                                               EXECUTION VERSION

     17.5 Headings. The section and paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

     17.6 Amendments. No provision of this Note may be amended or waived without the express written consent of both Maker and Holder, provided, however, that Holder may waive any provision hereof that inures to the benefit of Holder without the prior written consent of Maker. Also notwithstanding anything to the contrary, this Note shall be amended as and to the extent necessary to comply with the Small Business Investment Act and all regulations, advice, direction and guidance applicable to SBIC's.

     17.7 Nature of Obligation. This Note is being made for business and investment purposes, and not for household or other purposes.

     17.8 Expenses. Maker shall pay, reimburse or otherwise satisfy, upon demand of Holder, all fees, costs and expenses incurred and/or undertaken, and to be incurred and/or undertaken, by Holder relating to the preparation for, development of and implementation of the Recapitalization Plan set forth in the Recapitalization Agreement, including, without limitation, all due diligence expenses and all expenses relating to the Bridge Funding, the Anticipated Equity Financing and the transactions contemplated thereby and the documentation of the foregoing (including, without limitation all legal fees and expenses and costs incurred and to be incurred in connection with any SBA filings), which shall be satisfied by Maker upon Holder's demand, including but without limitation upon each closing of the Bridge Funding or Anticipated Equity Financing. This obligation shall apply regardless of whether or not all of the transactions contemplated in the Recapitalization Agreement close. At each closing of Bridge Funding or Anticipated Equity Financing, at Holder's sole discretion, and with respect to any or all of such fees, costs and expenses accrued through such closing, Maker shall (a) pay Holder in cash concurrently with such closing (or at Holder's sole discretion, Investor may withhold such amount from the wire of investment proceeds), (b) issue a Note in the form hereof in principal amount equal to such fees, costs and expenses (which at Holder's option may instead be evidenced as an increase in the principal amount of any Note issued in connection with such closing); or (c) treat such fees, costs and expenses as an unsecured payable. At any time following such closing, Holder may require any amounts that it elected to have Maker treat as unsecured amounts payable to be paid in cash or satisfied by issuance of a Note in the principal amount of some or all of such unsecured obligation.

                                                               EXECUTION VERSION

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized person(s) as of the date first written above.


                                          NORTHWEST BIOTHERAPEUTICS, INC.

                                          By ___________________________________

                                          Name: ________________________________

                                          Title: _______________________________


                              CONSENT AND AGREEMENT

Toucan Capital Fund II, L.P. consents to the loan and security interest granted by Maker in the foregoing Note.


                                          TOUCAN CAPITAL FUND II, L.P.

                                          By ___________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                                               EXECUTION VERSION

                                    EXHIBIT A

                            DESCRIPTION OF COLLATERAL

         The "Collateral" consists of all of Maker's right, title and interest (in each case, whether now owned or hereafter acquired) in and to the following:

         (a) All intellectual property of any kind, whether owned, licensed or otherwise permitted to be used, and whether now held or hereafter acquired or developed (the "Intellectual Property"). Such Intellectual Property shall include, without limitation, all foreign and domestic intangible property and rights, owned, licensed or otherwise obtained by Maker, including, without limitation, (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registration for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same, including without limitation those items reference on Appendix 1 hereto (collectively, "Trademarks"); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues, including without limitation those items reference on Appendix 2 hereto (collectively, "Patents"); (iii) confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights");
(v) all FDA applications, registrations, filings and other rights (collectively, "FDA Rights and Materials"); (vi) all results, information and data arising from, or obtained in connection with, research, development, pre-clinical work and/or clinical trials (collectively, "Data"); and (vii) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

         (b) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

         (c) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Maker's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing an any documents of title representing any of the above.

                                                               EXECUTION VERSION

         (d) All contract rights, general intangibles and intellectual property, now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, computer code, copyrights, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind.

         (e) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Maker arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Maker, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by Maker.

         (f) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Maker's books relating to the foregoing.

         (g) Each item of equipment, or personal property whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

         (h) All Maker's books relating to the foregoing and any and all claims, rights and interests in any of the above, whether now owned or hereafter acquired, and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, to the extent any of Maker's licensed Intellectual Property prohibits the transfer or encumbrance of such licensed Intellectual Property (the "Restricted Intellectual Property") without prior consent of the owner or licensor thereof, such Restricted Intellectual Property is hereby conditionally included within the definition of Collateral, subject to receipt, by or on behalf of Maker, of any required consents. If requested by Holder, Maker shall use its best efforts to obtain the required consents under any Restricted Intellectual Property within thirty (30) days of such request.

                                                               EXECUTION VERSION

                                   APPENDIX 1
                                   TRADEMARKS

                                                               EXECUTION VERSION

                                   APPENDIX 2
                                     PATENTS

                                                               EXECUTION VERSION

                                    EXHIBIT B
                               DISCLOSURE SCHEDULE

                                                               EXECUTION VERSION

                                    EXHIBIT B
                                     FORM OF
                               BINDING TERM SHEET
                           CONVERTIBLE PREFERRED STOCK
                         Northwest Biotherapeutics, Inc.
                                 April 26, 2004


Issuer:                    Northwest Biotherapeutics, Inc. (the "Company"), a
                           Delaware corporation.
--------------------------------------------------------------------------------
Purchasers:                Toucan Capital Fund II, L.P and/or its designee(s)
                           (collectively, "Investor"), and such other investors
                           as may subsequently be identified (the "Other
                           Investors").
--------------------------------------------------------------------------------
Election to lead equity    At Investor's election on or before the end of the
financing:                 Bridge Funding Period, Investor shall have the right
                           to lead the equity financing and assemble the
                           syndicate of Other Investors.
--------------------------------------------------------------------------------
Securities to be           10% Cumulative Convertible Preferred Stock
Issued:                    ("Convertible Preferred" or "Convertible Preferred
                           Stock"), convertible into common stock of the Company
                           ("Common" or "Common Stock").
--------------------------------------------------------------------------------
Share price:               The price per share shall be the lesser of $0.10 per
                           share or 35% discount to the average closing price
                           during the twenty trading days prior to closing;
                           provided, however, that in no event will the price
                           per share be less than $.04. The share price provided
                           herein is subject to adjustment for dividends,
                           splits, etc.
--------------------------------------------------------------------------------
Amount of Issuance:        Up to $40 million (including any shares issuable upon
                           conversion of Bridge Funding, but not including any
                           shares issuable upon exercise of warrants, options,
                           and similar instruments or obligations) (the "Maximum
                           Issuance"), in one or more tranches.
--------------------------------------------------------------------------------
Minimum Issuance:          The Company's obligation to issue the Convertible
                           Preferred Stock shall be subject to the requirements
                           set forth in Section 3.5 of the Recapitalization
                           Agreement.
--------------------------------------------------------------------------------
First Closing:             First closing ("First Closing") to occur upon
                           completion of Bridge Period, documentation and fulfillment of conditions to closing.

Subsequent Closings:
                           Additional closings of the Convertible Preferred
                           Stock after the First Closing ("Subsequent Closings")
                           may take place at any time on or before 12 months
                           after the First Closing (the "Equity Financing
                           Period"), so long as the aggregate amount raised does
                           not exceed the Maximum Issuance. All subsequent
                           closings of the Convertible Preferred Stock shall be
                           on the same terms and conditions as in the First
                           Closing and shall use the same documentation as in
                           the First Closing.
--------------------------------------------------------------------------------
Warrants:                  The Company shall issue $8 million in warrant
                           coverage on the first $8 million
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                           Convertible Preferred Stock purchased for cash (the
                           "Preferred Stock Warrants"). Preferred Stock Warrants
                           shall not be issued upon conversion of notes,
                           exercise of warrants, or other conversion or
                           exercise. The number of warrants to be so issued
                           shall be determined on the basis of $0.10 per share.
                           If the total of $8 million is invested in Convertible
                           Preferred Stock, the number of warrants issued shall
                           be exercisable for 80 million shares of Convertible
                           Preferred Stock. The exercise price of such Preferred
                           Stock Warrants shall be the lesser of $0.10 per share
                           (subject to adjustment for stock splits, stock
                           dividends and the like) and 35% discount to the
                           average closing price during the twenty trading days
                           prior to the First Closing; provided, however, that
                           in no event will the exercise price be less than $.04
                           per share (subject to adjustment for stock splits,
                           stock dividends and the like). The exercise period
                           shall commence upon issuance of the Preferred Stock
                           Warrants, and shall continue for a period of seven
                           (7) years after their respective issuance dates.
--------------------------------------------------------------------------------
Tax Treatment of           The Company and the purchasers of the Convertible
Warrants:                  Preferred Stock shall agree upon the fair market
                           value of the Preferred Stock Warrants, and the
                           Company shall make all of its tax filings on this
                           basis, and instruct its accountants and other
                           tax-preparation professionals to prepare all tax
                           filings and returns on the basis of the foregoing.
--------------------------------------------------------------------------------
Right of First             Investor shall have a right of first refusal to
Refusal:                   purchase up to $15 million of the Convertible
                           Preferred Stock. This right of first refusal shall
                           apply at each closing during the Equity Financing
                           Period, until the $15 million amount is reached. Such
                           purchases shall be determined in addition to, and
                           shall not be deemed to include, any purchases of
                           Convertible Preferred Stock by Investor (including
                           its designees) through conversion of Bridge Funding,
                           or exercise of any warrants or similar instruments.
                           Such right of first refusal shall apply regardless of
                           whether or not Investor leads the financing during
                           any part of the Equity Financing Period.
--------------------------------------------------------------------------------
Conditions to                   The following conditions shall apply to each
Closings:                       closing for the purchase and sale of Convertible
                                Preferred Stock. Each such condition must be satisfied or waived, and such satisfaction and/or waiver of each such condition shall be determined by Investor and, as applicable, Other
                                Investors in their respective sole discretion, individually and not jointly.

                             o The Company shall have in all material respects performed, and be in compliance with, all obligations, agreements, covenants, closing conditions and other provisions contained in the Recapitalization Agreement, the Notes evidencing Bridge Funding (to the extent any such notes remain outstanding), and the other Related Recapitalization Documents including, without limitation, the financing documents associated with the issuance of the Convertible Preferred Stock (the "Financing Documents"), required to be performed or fulfilled on or before the applicable closing date.
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                             o All representations and warranties set forth in the Recapitalization Agreement, the Notes evidencing Bridge Funding (to the extent any such notes remain outstanding), and the other Related Recapitalization Documents shall be true and complete as of each closing.

                             o There shall have been no change that has had or is reasonably likely to have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted) between the date of the Recapitalization Agreement and each closing of purchases of Convertible Preferred Stock.

                             o All corporate and other proceedings, and all documents relating to the issuance and sale of Convertible Preferred Stock pursuant to the Recapitalization Agreement shall be satisfactory in substance and form to Investor and Other Investors, as applicable. Investor's counsel and each Other Investors' counsel (if applicable) shall have received all such counterpart originals or certified or other copies of such documents as they may have requested including, without limitation:

                                     o  The resolutions of the Board of
                                        Directors of the Company, authorizing
                                        and approving all matters in connection
                                        with the sale of the Convertible
                                        Preferred Stock certified by the
                                        Secretary of the Company as of the
                                        Closing Date.

                                     o All stockholder consents, votes or other approval required by applicable state or federal law (including any and all SEC rules and regulations) and any consents required by applicable securities exchanges or markets or corporate partners required to authorize and approve all matters in connection with the sale of Convertible Preferred Stock as contemplated by this term sheet.

                             o The Company shall have executed, delivered and maintained in force (i) a Convertible Preferred Stock purchase agreement, (ii) an Investors' Rights Agreement, (iii) an amended and restated certificate of incorporation (or if appropriate, a certificate of designation), (iv) a voting agreement, if applicable, and (v) such other documents as . may be necessary or desirable in the determination of Investor and Other Investors, as applicable.

                             o The Investor and Other Investors shall have received from counsel to the Company an opinion letter containing opinions customary for transactions similar to the Proposed Equity Financing in the form reasonably acceptable to Investor and Other Investors (including, but not limited to, an opinion that the issuance of the Convertible Preferred Stock, the Preferred Stock Warrants and the securities issuable upon conversion and/or exercise thereof pursuant to the Proposed Equity Financing are
--------------------------------------------------------------------------------
                                exempt from the registration provisions of the federal and state securities laws).

                             o The Company shall have taken all necessary steps to set the number of directors on the Company's board of directors at seven (7) and elect directors according to the "Board of Directors" section below, including, without limitation, execution of a Voting Agreement if necessary or desirable in the determination of Investor and Other Investors, as applicable.
                                (a)
                             o The Company shall have delivered a certificate of its Chief Executive Officer, or other authorized and responsible officer of the Company acceptable to Investor and Other Investors, as applicable, in their respective sole discretion, certifying that all closing conditions have been fulfilled and that all representations and warranties are applicable and true as of the date of such closing.

                             o The Company shall have provided prior to the applicable closing date all due diligence information requested by any investor, and/or necessary to enable such investor to complete a thorough due diligence review and obtain a complete and accurate understanding of the business, operations, prospects, assets, liabilities, structure, legal aspects and condition, financial or otherwise, of the Company.

                             o Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have entered into, increased, expanded, extended, renewed or reinstated (or agreed, promised, committed or undertaken to do
                                so), any severance, separation, retention, change of control or similar agreement with any employee, other than such agreements entered into with the prior written approval of Investor and Other Investors, as applicable.

                             o Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have hired, or agreed to hire, any employee or engaged, or agreed to engage, any consultant, independent contractor or any other non-employee personnel, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor and Other Investors, as applicable;

                             o Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have purchased, leased, hired, rented or otherwise acquired directly or indirectly any rights in or to any asset or facility in an amount in excess of $10,000, or agreed, promised or committed to do so, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor and Other Investors, as applicable.
--------------------------------------------------------------------------------

                             o  [ * * * ]

                             o All Intellectual Property licenses, agreements, patent applications and filings shall be current and in good standing.

                             o The Company shall have obtained the approval of the required number of its stockholders (the Company shall be obligated to use its best efforts in good faith comply with these terms and conditions to obtain stockholder consent and, in the event that it uses its best efforts in good faith to do so and fails to achieve stockholder approval, the Company shall not be required to sell the Convertible Preferred Stock).

                             o  The satisfaction of other customary conditions
                                of transactions of this sort that Investor may reasonably require.
--------------------------------------------------------------------------------
Conversion:                  The Convertible Preferred Stock shall be
                             convertible at any time, in whole or in part, at
                             the option of the holder (without any further
                             payment by the holder) into Common Stock of the
                             Company. The initial conversion ratio shall be one
                             share of Common Stock for each share of Convertible
                             Preferred Stock (the "Conversion Ratio"). The
                             Conversion Ratio shall be subject to appropriate
                             adjustment in the event of (i) any subdivision or
                             combination of the Company's outstanding Common
                             Stock, (ii) any distribution by the Company of a
                             stock dividend or assets, (iii) any capital
                             reorganization or reclassification of the Company
                             affecting the conversion price, or other similar
                             transactions, as applicable. The Conversion Ratio
                             shall also be subject to adjustment pursuant to the
                             anti-dilution provisions (below).
--------------------------------------------------------------------------------
* Confidential Treatment Requested

                                                               EXECUTION VERSION


Rights,                      (1)  Dividends:  A cumulative dividend shall accrue
Preferences,                 at the rate of 10% per annum, compounding quarterly
Privileges and               on the Convertible Preferred Stock.  No dividends
Restrictions:                shall be paid on the Common or any other securities
                             issued by the Company other than the Convertible
                             Preferred Stock. Dividends shall be payable as and when determined by the Board of Directors, and upon the occurrence of a liquidation. A liquidation shall be deemed to include, without limitation, a merger resulting in a change in control of the Company, sale of all or substantially all of the assets of the Company, or transfer of control (not including any transfer of control that is the result of the sale and issuance of the Convertible
                             Preferred Stock contemplated hereunder, the conversion of any of the Bridge Funding or exercise of any Bridge Warrants or Preferred Stock
                             Warrants).

                             (2) Liquidation Preference: In the event of liquidation or winding up of the Company, the holders of shares of Convertible Preferred shall be entitled (at such holders' option) to convert such shares to Common Stock or to receive, in preference to the holders of Common, (i) an amount equal to the original purchase price with respect to such Convertible Preferred Stock, plus (ii) (to the extent of current and/or retained earnings) any dividends accrued but not paid on such Convertible Preferred Stock, or such lesser amount as is the maximum amount acceptable under applicable SBA and SEC rules and regulations. Thereafter, all remaining assets shall be distributed pro-rata to the holders of Common Stock and all Convertible Preferred Stock on an as converted basis. A liquidation shall be deemed to include, without limitation, a merger resulting in a change in control of the Company, sale of all or substantially all of the assets of the Company, or transfer of control (not including any transfer of control that is the result of the sale and issuance of the Convertible Preferred Stock contemplated hereunder, the conversion of any of the Bridge Funding or exercise of any Bridge Warrants or Preferred Stock Warrants).

                             (3) Anti-dilution: Except for issuances to management, employees and consultants, which must be approved by the Board pursuant to written benefit plans, and except for issuances relating to the Bridge Funding under the Recapitalization Agreement, if the Company issues (or, directly or indirectly promises, commits, or undertakes to issue) any additional securities or instruments at a nominal or effective purchase price less than the price resulting from the application of the Conversion Ratio, calculated on a fully diluted basis with respect to the Convertible Preferred Stock, then the Conversion Ratio of such Convertible Preferred Stock shall be reduced on a full ratchet basis to eliminate the effect of such dilutive issuance on such Convertible Preferred Stock.

                             (4) Protective Provisions: Until fewer than
                             1,000,000 shares of Convertible Preferred Stock are outstanding (as adjusted for stock splits, stock dividends and the like), the Company shall not, without the approval of the Board of Directors and the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Convertible Preferred Stock: (i) authorize or issue
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                             (including, without limitation, by way of recapitalization), or obligate itself to authorize or issue, any equity security of the Corporation, or any other security exercisable for or convertible into an equity security of the Corporation, that has redemption rights or that is senior to or on parity with the Convertible Preferred Stock as to dividend rights, voting rights, liquidation preferences or any other rights, preferences or privileges; (ii) increase or decrease (other than by conversion) the total number of authorized shares of Convertible Preferred Stock or Common Stock; (iii) effect any sale, lease, assignment, transfer or other conveyance or encumbrance of all or substantially all of the assets of the Corporation or any of its subsidiaries in one or more related transactions, or any consolidation or merger resulting in a change in control of the Company, or any reclassification, recapitalization or other change of any capital stock of the Corporation; (iv) change the authorized number of directors of the Corporation; (v) amend or repeal the Certificate (including by way of any Certificate of Designation) or the Corporation's Bylaws; (vi) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock or common stock equivalents; provided, however, that this restriction shall not apply to the repurchase of up to a maximum of $100,000 of Common Stock per year from employees, officers, directors, consultants, advisors or other persons performing services for the Corporation, pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;
                             (vii) effect the liquidation, dissolution or winding up of the Corporation; or (viii) agree, promise, commit or undertake to do any of the foregoing.

                             (5) Voting Rights: The holders of Convertible
                             Preferred will have the right to that number of
                             votes equal to the number of shares of Common Stock
                             issuable upon conversion of such Preferred Stock.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Private Placement:           The Convertible Preferred Stock shall not be
                             registered under the Securities Act of 1933, as
                             amended (the "Act") and may not be resold without
                             such registration or an exemption under the
                             provisions of the Act. The Convertible Preferred
                             Stock shall be sold only to "accredited investors,"
                             as defined in Regulation D under the Act.
--------------------------------------------------------------------------------
Registration Rights          At the request of Investor, the Company will use
                             its best efforts to prepare and file, within 60
                             days following the First Closing and each
                             Subsequent Closing, a registration statement on
                             FormSB-2 or Form S-1 (or if Form S-3 is available,
                             on Form S-3) (the "Registration Statement") for the
                             resale of the shares of Common Stock issuable to
                             theInvestor and Other Investors upon conversion of
                             the Convertible Preferred Stock and upon exercise
                             of the Warrants, and use its commercially
                             reasonable efforts to cause the Registration
                             Statement to become effective within 120 days after
                             such closing. The Company agrees to make such
                             filings as are necessary to keep the Registration
                             Statement effective until the earlier of (A) the
                             date that the investors have completed the
                             distribution related to
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                             the Common Stock, or (B) such time that all Common Stock then held by the investors (including shares of Common Stock issuable upon conversion of Preferred Stock held by the investors) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act.

                             Liquidated Damages: In the event that the Company shall fail to cause the Registration Statement to be timely filed, timely declared effective, or to be kept effective (other than pursuant to customary permissible suspension periods), the Company shall pay as liquidated damages the amount of 1% per month of the aggregate purchase price for the securities remaining to be sold pursuant to the Registration Statement or such lesser amount that is the maximum permitted under applicable SBA rules and regulations.

                             In the event that the Company's Common Stock is no longer registered under the Securities Exchange Act of 1934, as amended following completion of the First Closing, or for any reason the Company does not register for resale all shares of Common into which the Convertible Preferred converts, as provided for above, Investor and each Other Investor shall have the following registration rights with respect to the Common Stock into which such investor's Convertible Preferred converts:

                                (1)   Demand Registration Rights. If, at any
                                      time after the initial purchase of the
                                      Convertible Preferred Stock, holders of at least 20% of the Common Stock issued or issuable upon conversion of the Convertible Preferred Stock request that the Company file a Registration Statement covering at least 10% of the Common issued or issuable upon conversion of the Convertible Preferred (or any lesser percentage if the anticipated aggregate offering price would exceed $2,000,000), the Company shall cause the shares attributable to the Convertible Preferred Stock to be registered. The Company shall not be obligated to effect more than two registrations per year under these demand right provisions.

                                (2)   Registration on Form S-3: Holders of
                                      Common issued or issuable upon conversion of the Convertible Preferred Stock shall have the right to require the Company to file unlimited Registration Statements on Form S-3 (or any equivalent successor form), provided the Company is otherwise eligible to use Form S-3 for such a registration and the anticipated aggregate offering price in each registration on Form S-3 exceeds $1,000,000.

                                (3) Piggy-Back Registration: Holders of Common issued or issuable upon conversion of the Convertible Preferred Stock shall be entitled to unlimited "piggy-back" registration rights on all registrations of the Company.

                                (4)   Transfer of Registration Rights: The
                                      registration rights may be transferred
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                                      to any transferee permitted under
                                      applicable Federal and state securities
                                      laws, provided that the Company is given written notice thereof and provided that the transferee agrees in writing to be bound by the terms of the stock purchase agreement and other agreements relating to this transaction.

                                (5) Costs: The Company shall bear all expenses relating to all such preparation and filings.

                                (6)   Indemnification: The Company shall
                                      provide the Investors with the maximum
                                      indemnification allowed under applicable
                                      law with regard to the registration
                                      rights.
--------------------------------------------------------------------------------
Regulatory Costs             The Company shall be responsible for completing and
                             shall bear all costs associated with all regulatory
                             filings that are necessary in connection with the
                             transactions described herein, including, without
                             limitation, U.S. Securities and Exchange Commission
                             filings (whether these filings are made by the
                             Company, the purchasers of the Convertible
                             Preferred Stock or their affiliates), blue sky
                             filings and/or other necessary filings under
                             applicable securities market or exchange rules and
                             regulations.
--------------------------------------------------------------------------------
Board of Directors:          The authorized number of directors shall be seven
                             (7). Four (4) of the seven directors shall be
                             designated by the holders of a majority of the
                             Convertible Preferred Stock, two (2) of the
                             directors shall be outsiders with significant
                             industry experience who are reasonably acceptable
                             to the holders of a majority of the Convertible
                             Preferred Stock, and one (1) of the directors shall
                             be the CEO of the Company.
--------------------------------------------------------------------------------
D&O Insurance:               As promptly as practicable after the First Closing,
                             the Company shall use best efforts to obtain and
                             maintain in force $10 million in director and
                             officer liability insurance coverage.
--------------------------------------------------------------------------------
SBA Provisions:              The Company shall make such representations,
                             warranties and covenants, and shall provide such
                             documentation and information rights as may be
                             necessary (e.g., certification that at the time of
                             Investor's investment the Company is a "small"
                             business, has the majority of its operations in the
                             US, and is not engaged in oil and gas exploration,
                             movie production or certain other prohibited
                             activities), to satisfy the requirements of the SBA
                             in regard to investment by Investor in the Company.
--------------------------------------------------------------------------------
Documentation:               The purchase of the Convertible Preferred Stock
                             shall be made pursuant to a Stock Purchase
                             Agreement, Investor Rights Agreement, Voting
                             Agreement (if applicable) and Amended and Restated
                             Certificate of Incorporation (or if appropriate,
                             certificate of designation) to be drafted by
                             counsel to the Investor. Such agreements and other
                             documents shall contain, among other things,
                             appropriate representations and warranties
                             (including, without limitation, reps and
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                             warranties concerning the Intellectual Property,
                             the financial condition of the Company, the absence
                             of litigation or threats thereof, and full
                             disclosure of all material information), covenants,
                             protective provisions, and conditions of closing
                             including those noted above.
--------------------------------------------------------------------------------
Miscellaneous:               Customary provisions, including applicable law
                             (Delaware), severability, assignment (except as
                             provided under the rights of first refusal above,
                             holders of Convertible Preferred Stock shall be
                             free to assign or transfer their Convertible
                             Preferred Stock or rights hereunder to any party
                             permitted under applicable federal and state
                             securities laws, as long as transferee agrees to
                             the terms and obligations of the Convertible
                             Preferred Stock, respectively), etc.
--------------------------------------------------------------------------------
Transaction Expenses:        The Company shall pay, reimburse or otherwise
                             satisfy, upon demand of Investor, all fees, costs
                             and expenses incurred and/or undertaken by Investor
                             relating to the preparation for, development of and
                             implementation of the Recapitalization Plan set
                             forth in the Recapitalization Agreement, including,
                             without limitation, all due diligence expenses and
                             all expenses relating to the Bridge Funding and the
                             Anticipated Equity Financing and the transactions
                             contemplated hereby and by the Recapitalization
                             Agreement and the documentation of all of the
                             foregoing (including, without limitation all legal
                             fees and expenses). This obligation shall apply
                             regardless of whether or not all of the
                             transactions contemplated in the Recapitalization
                             Agreement close. At each closing of the Anticipated
                             Equity Financing, at Investor's sole discretion,
                             and with respect to any or all of such fees, costs
                             and expenses accrued through such closing, the
                             Company shall (a) pay Investor in cash concurrently
                             with such closing (or at Investor's sole
                             discretion, Investor may withhold such amount from
                             the wire of investments proceeds), (b) issue a
                             promissory note in the form of the Notes in
                             principal amount equal to such fees, costs and
                             expenses; or (c) treat such fees, costs and
                             expenses as an unsecured payable. At any time
                             following such closing, Investor may require any
                             amounts that it elected to have the Company treat
                             as unsecured amounts payable to be paid in cash or
                             satisfied by issuance of a Note in the principal
                             amount of some or all of such unsecured obligation.
--------------------------------------------------------------------------------
Cross-default:               The Company acknowledges that the financing
                             contemplated by this term sheet is part of an
                             integrated Recapitalization Plan, as set forth in
                             the Recapitalization Agreement. The Company further
                             acknowledges and agrees that this term sheet is
                             subject to all terms and conditions set forth in
                             the Recapitalization Agreement and the other
                             Related Recapitalization Documents and that the
                             Recapitalization Agreement and the other Related
                             Recapitalization Documents are subject to all terms
                             and conditions set forth in this Term Sheet. The
                             Company agrees that any default by the Company
                             under any provision of this Term Sheet, the
                             Recapitalization Agreement or any of the other
                             Related Recapitalization Documents will constitute
                             a default under this Term Sheet, each other Related
                             Recapitalization Document and the Recapitalization
                             Agreement.
--------------------------------------------------------------------------------
Standstill/exclusivity:      The standstill/exclusivity provision in the
                             Recapitalization Agreement shall remain
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                             in full force and effect during the Equity
                             Financing Period.
--------------------------------------------------------------------------------
Termination                  The Company's obligations to issue any securities
                             in connection with the Anticipated Equity Financing
                             may terminate only in accordance with Sections 3.2
                             and/or 3.5 of the Recapitalization Agreement;
                             however, such termination shall not have any impact
                             on the other rights and obligations of the parties
                             under the Recapitalization Agreement or the Related
                             Recapitalization Documents, except as explicitly
                             set forth in the Section 3.2 or 3.5, as applicable,
                             of the Recapitalization Agreement.
--------------------------------------------------------------------------------
No Offer                     For purposes of applicable securities laws,
                             this Term Sheet does not constitute an offer to
                             sell or the solicitation of an offer to buy any of
                             the securities described herein.
--------------------------------------------------------------------------------
Binding Agreement            This Term Sheet constitutes a binding commitment on
                             the part of the Company. The obligations of
                             Investor and Other Investors under this Term Sheet
                             are subject to the conditions contained herein and
                             in the Related Recapitalization Documents.
--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                                                 Agreed and Accepted:

TOUCAN CAPITAL FUND II, LP                       NORTHWEST BIOTHERAPEUTICS, INC.


By:_________________________                     By:____________________________
Name:                                            Name:
Title:                                           Title:

Date:________________________                    Date:__________________________

                                                               EXECUTION VERSION

                                    EXHIBIT C

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR IF SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                         NORTHWEST BIOTHERAPEUTICS, INC.
                                 FORM OF WARRANT

NO. BW-__                                                         APRIL 26, 2004


         THIS CERTIFIES THAT, for value received, TOUCAN CAPITAL FUND II, L.P., with its principal office at 7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814, and/or its designees or assigns (collectively, the "HOLDER"), is entitled to subscribe for and purchase from NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation, with its principal office at 22322 20th Avenue SE, Suite 150, Bothell, Washington 98021 (the "COMPANY"), such number of Exercise Shares as provided herein at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued pursuant to the terms of the Recapitalization Agreement, dated April 26, 2004, by and among the Company and the Holder (the "RECAPITALIZATION AGREEMENT").

       1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Recapitalization Agreement or Related Recapitalization Document, as applicable. As used herein, the following terms shall have the following respective meanings:

          (A) "CAPITAL STOCK" shall mean the securities for which this Warrant is exercisable as provided in Section 2.2 hereof.

          (B) "DENOMINATOR SHARE PRICE" shall mean $0.05.

          (C) "EXERCISE PERIOD" shall mean the period (a) commencing with the earliest of: (i) the date that the Company has raised at least $2 million through the issuance of any class or series of Equity Security, Debt Security and/or combinations thereof (including, without limitation, any conversion of any Notes and/or other convertible or exercisable securities and/or instruments other than the Bridge Warrants); (ii) the date that the Company breaches any provision of the Recapitalization Agreement or any Related Recapitalization Document (as defined in the Recapitalization Agreement); (iii) the date that the Company accepts an Unsolicited Proposal (as defined in the Recapitalization Agreement); or (iv) sixty one (61) days after notice from Investor; and (b) ending seven (7) years after the date of issuance of this Warrant.

          (D) "EXERCISE PRICE" shall mean $0.01 per Exercise Share, subject to adjustment pursuant to the terms herein.

                                       1.

                                                               EXECUTION VERSION

          (E) "EXERCISE SHARES" shall mean a number of shares of Capital Stock equal to the quotient of (i) 300% (i.e., 3.0) multiplied by the Note Amount, divided by (ii) the Denominator Share Price, subject to adjustment pursuant to the terms herein.

          (F) "NOTE AMOUNT" shall mean the aggregate principal amount loaned by the Holder to the Company pursuant to all Notes issued as contemplated under the Recapitalization Agreement.

       2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

          (A) An executed Notice of Exercise in the form attached hereto;

          (B) Payment of the Exercise Price either (i) in cash or by check, or
(ii) by cancellation of indebtedness; and

          (C) This Warrant.

       Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

       The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

       2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                           A

                                       2.

                                                               EXECUTION VERSION

Where    X =  the number of Exercise Shares to be issued to the Holder

              Y  =   the number of Exercise Shares purchasable under the
                     Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

              A  =   the fair market value of one Exercise Share (at the date
                     of such calculation)

              B  =   Exercise Price (as adjusted to the date of such
                     calculation)

       For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company's initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company's initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

       2.2 SECURITIES FOR WHICH WARRANT IS EXERCISABLE. In the event the Convertible Preferred Stock is approved and authorized as provided herein, and Other Investors have closed on the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) of a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth in the Recapitalization Agreement, this Warrant shall be exercisable for such Convertible Preferred Stock. However, if, for any reason, such Convertible Preferred Stock is not approved or authorized, and/or if Other Investors have not closed on the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) of a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth in the Recapitalization Agreement, this Warrant shall be exercisable for any Equity Security and/or Debt Security and/or any combination thereof, in each case that the Holder shall designate in the Holder's sole discretion.

       3. COVENANTS OF THE COMPANY.

          3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares and the Company's Common Stock to provide for the exercise of the rights represented by this Warrant and the subsequent conversion of the Exercise Shares. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company's Common Stock shall not be sufficient to permit exercise of this Warrant or the subsequent conversion of the Exercise Shares, the Company will take such corporate action as shall be necessary to increase its authorized but unissued shares of such series of the Company's equity securities or


                                       3.

                                                               EXECUTION VERSION


the Company's Common Stock, as appropriate, to such number of shares as shall be sufficient for such purposes.

          3.2 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          3.3 NO IMPAIRMENT. The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with this Warrant, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights, preferences and privileges under and/or in connection with this Warrant against impairment. The Holder's rights, preferences and privileges granted under and/or in connection with this Warrant may not be amended, modified or waived without the Holder's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

          3.4 REGISTRATION RIGHTS. The Company agrees that the Underlying Shares (as defined below) shall be "registrable securities" (or terms of similar impact) under any agreement executed by the Company as part of the Anticipated Equity Financing, or any other agreement executed by the Company in lieu of, and/or in addition to, the Anticipated Equity Financing, in each case, for purposes of providing registration rights under the Act to holders of shares of Capital Stock, and the Company shall ensure that any such agreement conforms with the requirements of this Section 3.4. Such registration rights may not be amended, modified or waived without the prior written consent of the Holder.

4.        REPRESENTATIONS OF HOLDER.

          4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant, the Exercise Shares and the shares of Common Stock issuable upon conversion of the Exercise Shares (the "UNDERLYING SHARES") solely for its account for investment and not with a view to or for sale or distribution of said Warrant, Exercise Shares or Underlying Shares, or any part thereof except in compliance with applicable federal and state securities laws. The Holder also represents that the entire legal and beneficial interests of the Warrant, the Exercise Shares and the Underlying Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

          4.2 SECURITIES ARE NOT REGISTERED.

              (A) The Holder understands that the Warrant, the Exercise Shares and the Underlying Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected by the Holder. The Holder realizes that the basis for the exemption may not be present


                                       4.

                                                               EXECUTION VERSION

if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

              (B) The Holder recognizes that the Warrant, the Exercise Shares and the Underlying Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available; provided, however, the parties acknowledge and agree that the Company has an obligation to register the Underlying Shares as provided in the Recapitalization Agreement and the Convertible Preferred Stock Term Sheet.

              (C) The Holder is aware that neither the Warrant, the Exercise Shares nor the Underlying Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

          4.3 DISPOSITION OF WARRANT, EXERCISE SHARES AND UNDERLYING SHARES.

              (A) The Holder further agrees not to make any disposition of or any part of the Warrant, the Exercise Shares or the Underlying Shares in any event unless and until:

                  (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

                  (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and such disposition shall not be contrary to any applicable federal and/or state securities laws.

              (B) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR IF SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.


                                       5.

                                                               EXECUTION VERSION

          4.4 ACCREDITED INVESTOR STATUS. The Holder is an "accredited investor" as defined in Regulation D promulgated under the Act.

          5. ADJUSTMENT OF EXERCISE PRICE AND EXERCISE SHARES.

          5.1 CHANGES IN SECURITIES. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this
Section 5, the "AGGREGATE EXERCISE PRICE" shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

          5.2 AUTOMATIC CONVERSION. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares into Common Stock, if applicable, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company's Common Stock pursuant to the Company's Certificate of Incorporation. In such case, all references to "Exercise Shares" shall mean shares of the Company's Common Stock issuable upon exercise of this Warrant, as appropriate.

          5.3 DILUTIVE ISSUANCES. If at any time prior to exercise of this Warrant, the Company issues or sells, or is deemed to have issued or sold, additional shares of Capital Stock for a nominal or effective price less than the then effective Exercise Price (a "DILUTIVE ISSUANCE"), then and in each such case, the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to the price at which such shares are issued or sold, or deemed to be issued or sold. For purposes of this Section 5.3, the Company will be deemed to have issued or sold additional shares of Capital Stock if it issues any security or instrument convertible, exercisable or exchangeable for Capital Stock, or if it promises, undertakes, commits, agrees or enters into any letter of intent to do so.

          5.4 CERTIFICATE OF ADJUSTMENTS. Upon each adjustment of the Exercise Price and/or Exercise Shares, the Company shall promptly notify the Holder in writing and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.

          6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in


                                       6.

                                                               EXECUTION VERSION

lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

          7. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at any time or times by the Holder, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

          8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          9. AMENDMENT. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder.

          10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon actual delivery to the recipient. All communications shall be sent to the Company and to the Holder at the addresses listed on the signature page hereof or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

          11. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.

                            [SIGNATURE PAGE FOLLOWS]



                                       7.

                                                               EXECUTION VERSION


         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.


                                 NORTHWEST BIOTHERAPEUTICS, INC.

                                 By ____________________________________________

                                 Name: _________________________________________

                                 Title: ________________________________________

                                 Address:   22322 20th Avenue SE
                                            Suite 150
                                            Bothell, WA 98021
                                            Fax:  (425) 608-3146

ACKNOWLEDGED AND AGREED:

TOUCAN CAPITAL FUND II, L.P.

By _________________________________________

Name: ______________________________________

Title: _____________________________________

Address:   7600 Wisconsin Avenue
           Suite 700
           Bethesda, MD  20814
           Fax:  (240) 497-4060




                          [SIGNATURE PAGE TO WARRANT]

                                                               EXECUTION VERSION

                               NOTICE OF EXERCISE

TO:  NORTHWEST BIOTHERAPEUTICS, INC.

         (1) [ ] The undersigned hereby elects to purchase ________ shares of ___________ (the "EXERCISE SHARES") of NORTHWEST BIOTHERAPEUTICS, INC. (the "COMPANY") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             [ ] The undersigned hereby elects to purchase ________ shares of __________ (the "EXERCISE SHARES") of NORTHWEST BIOTHERAPEUTICS, INC. (the "COMPANY") pursuant to the terms of the net exercise provisions set forth in
Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

                            ------------------------
                                     (Name)

                            ------------------------

                            ------------------------
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in accordance with applicable federal and state securities laws;
(ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company;
(iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a


                                       1.

                                                               EXECUTION VERSION

registration statement under the Securities Act covering such proposed disposition or if such transaction is in compliance with applicable federal and state securities laws.


________________________________________  ______________________________________
Date                                      (Signature)

                                          ______________________________________
                                          (Print Name


                                       2.

                                                               EXECUTION VERSION

                                 ASSIGNMENT FORM

                    (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


          Name: ________________________________________________________________
                                 (Please Print)


         Address: ______________________________________________________________
                                 (Please Print)

         Dated: __________, 20__

         Holder's
         Signature: _______________________________


         Holder's
         Address: _________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.



                                       3.

                                                                   FINAL VERSION

                                    EXHIBIT D

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR IF SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                         NORTHWEST BIOTHERAPEUTICS, INC.
                                 FORM OF WARRANT

NO. PW-__                                                         JULY  __, 2004


         THIS CERTIFIES THAT, for value received, TOUCAN CAPITAL FUND II, L.P., with its principal office at 7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814, and/or its designees or assigns (collectively, the "HOLDER"), is entitled to subscribe for and purchase from NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation, with its principal office at 22322 20th Avenue SE, Suite 150, Bothell, Washington 98021 (the "COMPANY"), such number of Exercise Shares as provided herein at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued pursuant to the terms of the Recapitalization Agreement, dated April 26, 2004, by and among the Company and the Holder (the "RECAPITALIZATION AGREEMENT").

          1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Recapitalization Agreement or the Related Recapitalization Documents, as applicable. As used herein, the following terms shall have the following respective meanings:

             (a) "PREFERRED STOCK" shall mean the Convertible Preferred Stock, par value, $0.001 per share of the Company.

             (b) "DENOMINATOR SHARE PRICE" shall mean $0.10.

             (c) "EXERCISE PERIOD" shall mean the period commencing on the date of issuance of this Warrant and ending seven (7) years after the date of issuance of this Warrant.

             (d) "EXERCISE PRICE" shall mean the lesser of $0.10 per share (subject to adjustment as provided in Section 5) or, 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale by the Company of Preferred Stock as contemplated by the Recapitalization Agreement; provided, however, that in no event will the Exercise Price be less than $.04 per share (subject to adjustment pursuant to Section 5).

             (e) "EXERCISE SHARES" shall mean a number of shares of Preferred Stock equal to the quotient of (i) the Preferred Stock Amount, divided by (ii) the Denominator Share Price, subject to adjustment pursuant to the terms herein.

                                       1.

                                                                   FINAL VERSION

             (f) "PREFERRED STOCK AMOUNT" shall mean the aggregate purchase price of Convertible Preferred Stock purchased by the Holder pursuant to the Preferred Stock Purchase Agreement.

          2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

             (a) An executed Notice of Exercise in the form attached hereto;

             (b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

             (c) This Warrant.

          Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

          The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                           A

Where    X =   the number of Exercise Shares to be issued to the Holder

               Y = the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)


                                       2.

                                                                   FINAL VERSION

               A = the fair market value of one Exercise Share (at the date of such calculation)

               B = Exercise Price (as adjusted to the date of such calculation)

          For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company's initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company's initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

          3. COVENANTS OF THE COMPANY.

             3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares and the Company's Common Stock to provide for the exercise of the rights represented by this Warrant and the subsequent conversion of the Exercise Shares. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company's equity securities or the Company's Common Stock shall not be sufficient to permit exercise of this Warrant or the subsequent conversion of the Exercise Shares, the Company will take such corporate action as shall be necessary to increase its authorized but unissued shares of such series of the Company's equity securities or the Company's Common Stock, as appropriate, to such number of shares as shall be sufficient for such purposes.

             3.2 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

             3.3 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with this Warrant, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights, preferences and privileges under and/or in connection with this Warrant against impairment. The Holder's rights, preferences and privileges granted under and/or in connection with this Warrant may not be amended, modified or waived without the Holder's prior written

                                       3.

                                                                   FINAL VERSION

consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

             3.4 REGISTRATION RIGHTS. The Company agrees that the Underlying Shares (as defined below) shall be "registrable securities" (or terms of similar impact) under any agreement executed by the Company as part of the Anticipated Equity Financing, or any other agreement executed by the Company in lieu of, and/or in addition to, the Anticipated Equity Financing, in each case, for purposes of providing registration rights under the Act to holders of shares of capital stock of the Company, and the Company shall ensure that any such agreement conforms with the requirements of this Section 3.4. Such registration rights may not be amended, modified or waived without the prior written consent of the Holder.

          4. REPRESENTATIONS OF HOLDER.

             4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant, the Exercise Shares and the shares of Common Stock issuable upon conversion of the Exercise Shares (the "Underlying Shares") solely for its account for investment and not with a view to or for sale or distribution of said Warrant, Exercise Shares or Underlying Shares or any part thereof except in compliance with applicable federal and state securities laws. The Holder also represents that the entire legal and beneficial interests of the Warrant, the Exercise Shares and the Underlying Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

             4.2 SECURITIES ARE NOT REGISTERED.

                 (a) The Holder understands that the Warrant, the Exercise Shares and the Underlying Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected by the Holder. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

                 (b) The Holder recognizes that the Warrant, the Exercise Shares and the Underlying Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available; provided, however, the parties acknowledge and agree that the Company has an obligation to register the Underlying Shares as provided in the Recapitalization Agreement and Related Recapitalization Documents.

                 (c) The Holder is aware that neither the Warrant, the Exercise Shares nor the Underlying Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

             4.3 DISPOSITION OF WARRANT, EXERCISE SHARES AND UNDERLYING SHARES.


                                       4.

                                                                   FINAL VERSION

                 (a) The Holder further agrees not to make any disposition of all or any part of the Warrant, Exercise Shares or Underlying Shares in any event unless and until:

                     (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

                     (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                     (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and such disposition shall not be contrary to any applicable federal and/or state securities laws.

                 (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR IF SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

             4.4 ACCREDITED INVESTOR STATUS. The Holder is an "accredited investor" as defined in Regulation D promulgated under the Act.

             5.  ADJUSTMENT OF EXERCISE PRICE AND EXERCISE SHARES.

                 5.1 CHANGES IN SECURITIES. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this Section 5, the "AGGREGATE EXERCISE PRICE" shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

                 5.2 AUTOMATIC CONVERSION. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares into Common Stock, if



                                       5.

                                                                   FINAL VERSION

applicable, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company's Common Stock pursuant to the Company's Certificate of Incorporation. In such case, all references to "Exercise Shares" shall mean shares of the Company's Common Stock issuable upon exercise of this Warrant, as appropriate.

             5.3 CERTIFICATE OF ADJUSTMENTS. Upon each adjustment of the Exercise Price and/or Exercise Shares, the Company shall promptly notify the Holder in writing and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.

          6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

          7. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at any time or times by the Holder upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

          8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          9. AMENDMENT. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder.

          10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon actual delivery to the recipient. All communications shall be sent to the Company and to the Holder at the addresses listed on the signature page hereof or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

          11. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied

                                       6.

                                                                   FINAL VERSION

to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.

                            [SIGNATURE PAGE FOLLOWS]


                                       7.

                                                                   FINAL VERSION





         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.


                                 NORTHWEST BIOTHERAPEUTICS, INC.

                                 By ____________________________________________

                                 Name: _________________________________________

                                 Title: ________________________________________
                                 Address:  22322 20th Avenue SE
                                           Suite 150
                                           Bothell, WA 98021
                                           Fax:  (425) 608-3146


ACKNOWLEDGED AND AGREED:

TOUCAN CAPITAL FUND II, L.P.

By ______________________________________

Name: ___________________________________

Title: __________________________________
Address:  7600 Wisconsin Avenue
          Suite 700
          Bethesda, MD  20814
          Fax:  (240) 497-4060


                           [SIGNATURE PAGE TO WARRANT]

                                                                   FINAL VERSION

                               NOTICE OF EXERCISE

TO:  NORTHWEST BIOTHERAPEUTICS, INC.

         (1) [ ] The undersigned hereby elects to purchase ________ shares of ___________ (the "EXERCISE SHARES") of NORTHWEST BIOTHERAPEUTICS, INC. (the "COMPANY") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             [ ] The undersigned hereby elects to purchase ________ shares of __________ (the "EXERCISE SHARES") of NORTHWEST BIOTHERAPEUTICS, INC. (the "COMPANY") pursuant to the terms of the net exercise provisions set forth in
Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

                            ------------------------
                                     (Name)

                            ------------------------
                            ------------------------
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares except in accordance with applicable federal and state securities laws;
(ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company;
(iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such


                                       1.

                                                                   FINAL VERSION

disposition is made in accordance with said registration statement or if such transaction is in compliance with applicable federal and state securities laws.


________________________________________   _____________________________________
Date                                       (Signature)


                                           _____________________________________
                                           (Print Name)



                                       2.

                                 ASSIGNMENT FORM

                    (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


          Name: ________________________________________________________________
                                 (Please Print)


          Address: _____________________________________________________________
                                 (Please Print)

          Dated: __________, 20__

          Holder's
          Signature: ___________________________________________________________


          Holder's
          Address: _____________________________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


                                       3.

                                                               EXECUTION VERSION
                                    EXHIBIT E

                         FORM OF SUBORDINATION AGREEMENT

          This Subordination Agreement (this "AGREEMENT") dated April 26, 2004, is between _______________ ("JUNIOR CREDITOR"), TOUCAN CAPITAL FUND II, L.P. ("SENIOR CREDITOR") and Northwest Biotherapeutics, Inc., a Delaware corporation ("BORROWER").

                                    RECITALS

          A. Borrower has requested and/or obtained credit from Senior Creditor which may be secured by its assets and property.

          B. Junior Creditor has previously extended credit to Borrower and/or may later extend other credit to Borrower.

          C. To induce Senior Creditor to extend credit to Borrower and make further extensions of credit to or for Borrower, or to purchase or extend credit pursuant to any instrument or writing on which Borrower is liable or to grant renewals or extensions of any loan, extension of credit, purchase, or other accommodation Junior Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Junior Creditor, existing now or later (the "SUBORDINATED DEBT") to all of Borrower's indebtedness and obligations to Senior Creditor; and (ii) all of Junior Creditor's security interests, to all of Senior Creditor's security interests in the Borrower's property.

THE PARTIES AGREE AS FOLLOWS:

          1. Junior Creditor subordinates to Senior Creditor any security interest, lien or encumbrance that it has in any Collateral of Borrower (as defined in the Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note dated April 26, 2004 between Borrower and Senior Creditor, the "LOAN AGREEMENT"). Despite attachment or perfection dates of Junior Creditor's security interest and Senior Creditor's security interest, Senior Creditor's security interest in the Collateral is prior to and senior to Junior Creditor's security interest.

          2. All Subordinated Debt payments are subordinated to all of Borrower's obligations to Senior Creditor existing now or later, together with collection costs of the Obligations (including attorneys' fees) including, but not limited to, interest accruing after any bankruptcy, reorganization, or similar proceeding and all obligations under the Loan Agreement (the "SENIOR DEBT").

          3. Junior Creditor will not:

             (A) demand or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise,

             (B) exercise any remedy against Borrower or the Collateral, or


                                       1.

                                                               EXECUTION VERSION

             (C) accelerate the Subordinated Debt, or begin or participate in any action against Borrower, until all the Senior Debt is paid. This does not prohibit Junior Creditor from converting any Subordinated Debt into equity securities of Borrower, whether voluntarily or automatically pursuant to the provisions of the Subordinated Debt.

          4. Junior Creditor must deliver to Senior Creditor in the form received (except for endorsement or assignment by Junior Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.

          5. These provisions remain in full force and effect, despite Borrower's bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, or any case or proceeding under any bankruptcy, insolvency or similar law, and Senior Creditor's claims against Borrower and Borrower's estate will be fully paid before any payment is made to Junior Creditor.

          6. Until the Senior Debt is paid, Junior Creditor irrevocably appoints Senior Creditor as its attorney-in-fact, with power of attorney with power of substitution, in Junior Creditor's name or in Senior Creditor's name, for Senior Creditor's use and benefit without notice to Junior Creditor, to do, if the Senior Creditor so desires at its sole discretion, the following in any bankruptcy, insolvency or similar proceeding involving Borrower:

             (A) file any claims for the Subordinated Debt for Junior Creditor if Junior Creditor does not do so at least 30 days before the time to file claims expires, and

             (B) accept or reject any plan of reorganization or arrangement for Junior Creditor and vote Junior Creditor's claims in respect of the Subordinated Debt in any way it chooses.

          7. Junior Creditor will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. Other than as provided in that certain First Amendment to Convertible Secured Promissory Note dated of even date herewith by and between Junior Creditor and Borrower, no amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Senior Creditor has in Borrower's property. For example, instruments may not be amended to (a) increase the interest rate of the Subordinated Debt, or (b) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

          8. This Agreement is effective for so long as Borrower owes any amounts to Senior Creditor. If, after full payment of the Senior Debt, Senior Creditor must disgorge any payments made on the Senior Debt, this Agreement, and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and Junior Creditor will immediately pay Senior Creditor all payments received under the Subordinated Debt to the extent the payments would have been prohibited under this Agreement. At any time, without notice to Junior Creditor, Senior Creditor may take actions it considers appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and

                                       2.

                                                               EXECUTION VERSION

enforcing or failing to enforce any rights against Borrower or any other person. No action or inaction will impair or otherwise affect Senior Creditor's rights under this Agreement. Junior Creditor waives any benefits that it has that permit a subordinating creditor to assert suretyship and/or similar defenses or that give the subordinating creditor rights to require a senior creditor to marshal assets. Junior Creditor will not assert any such defense or right.

          9. This Agreement binds Junior Creditor, its successors and assigns, and benefits Senior Creditor's successors and assigns. This Agreement is for Junior Creditor's and Senior Creditor's benefit and not for the benefit of Borrower or any other party. If Borrower is refinancing any of the Senior Debt with a new lender, upon Senior Creditor's request of Junior Creditor, Junior Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

          10. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

          11. Delaware law governs this Agreement without regard to principles of conflicts of law. Junior Creditor and Senior Creditor each submit to the exclusive jurisdiction of the State and Federal courts in Delaware. JUNIOR CREDITOR AND SENIOR CREDITOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

          12. This Agreement is the entire agreement about this subject matter, and supersedes all prior or other negotiations or agreements. Junior Creditor is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement. Junior Creditor will keep itself informed of Borrower's financial and other condition. This Agreement may be amended only by written instrument signed by Junior Creditor and Senior Creditor.


"Junior Creditor"                              "Senior Creditor"


                                               TOUCAN CAPITAL FUND II, L.P.
__________________________________________
Name                                           By: _____________________________

                                               Title: __________________________
                                               "Borrower"

                                               NORTHWEST BIOTHERAPEUTICS, INC.

                                               By: _____________________________

                                               Title: __________________________


                                       3.

                                                               EXECUTION VERSION


                                    EXHIBIT F

                    FORM OF CONSENT TO LOAN AND AMENDMENT OF
                               SECURITY AGREEMENT

         This Agreement is made by Northwest Biotherapeutics, Inc. (the "Company") and the undersigned, a holder of one of a series of secured convertible promissory notes issued by the Company dated November 13, 2003 in the aggregate principal amount of $335,000 (the "Notes") and a party to a Security Agreement dated November 13, 2003 among the Company, the undersigned and other holders of the Notes (the "Security Agreement").

         The Company has previously borrowed the principal amount of $50,000 from Toucan Capital Fund II, L.P. ("Toucan"), in accordance with the terms of a 10% Convertible Promissory Note dated February 2, 2004, which loan was made on an unsecured basis to the Company (the "First Toucan Note"). The Company borrowed an additional $50,000 from Toucan in accordance with the terms of a 10% Convertible Secured Promissory Noted dated March 1, 2004 (the "Second Toucan Note"), which was secured by security interest in all the Company's assets in favor of Toucan and which security interest was pari passu with and of equal priority to the security interest granted by the Company to the undersigned and the other holders of the Notes (collectively the "Noteholders") pursuant to the Security Agreement to secure the Notes.

         The undersigned consented to both the First Toucan Note and the Second Toucan Note pursuant to a Consent dated on or about February 2, 2004 and a Consent to Loan and Amendment of Security Agreement dated on or about March 1, 2004 (the "Consent and Amendment").

         Pursuant to a Recapitalization Agreement between the Company and Toucan, the Company desires to borrow an additional $500,000 from Toucan and to consolidate the aggregate $100,000 principal balance and accrued interest of the First Toucan Note and the Second Toucan Note in a new Loan Agreement, Security Agreement and 10% Convertible Secured Promissory Note (the "Third Toucan Note", a copy of which is attached hereto as Exhibit A), and to grant a security interest in all the Company's assets in favor of Toucan, in accordance with the terms of the Third Toucan Note.

         Pursuant to the Recapitalization Agreement, Toucan and/or its designees ("Toucan Designees") may in their discretion loan additional amounts beyond the Third Toucan Note to the Company on such terms as the Company and Toucan and/or Toucan Designees may agree including a security interest in all the Company's assets. The Third Toucan Note together with any additional amounts that may be borrowed by the Company from Toucan and/or Toucan Designees are herein referred to as the "Bridge Financing." The Company will issue warrants to acquire Company securities in connection with the issuance of the Third Toucan Note, any further Bridge Financing and certain equity financing as contemplated in the Recapitalization Agreement (collectively the "Warrants") to Toucan and/or Toucan Designees (collectively "Investor").

         In connection with the Third Toucan Note, the undersigned will either enter into a Subordination Agreement with Toucan pursuant to which the undersigned will subordinate its

                                                               EXECUTION VERSION

security interest securing the undersigned's Note or an Intercreditor Agreement pursuant to which the undersigned will retain a security interest that will be pari passu with and of equal priority to, the security interest granted by the Company to Toucan pursuant to the Third Toucan Note and with respect to any other indebtedness of the Company to Toucan.

         Section 4.4 of the Security Agreement states that the Company (x) will not incur, create or permit to exist any Lien on any of the Collateral and will defend, at its own expense, the Collateral against, and will take such other action as is necessary to remove any Lien or claim on or to the Collateral, and
(y) will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever.

         In addition, Section 4.12 of the Security Agreement states, among other things, that the Company shall not create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than the Company's indebtedness to Lenders.

         Section 6 of the Security Agreement states the Security Interest granted hereunder upon the Collateral shall be senior to and have priority over all debt of the Company.

         In connection with the Bridge Financing and the grant of a security interest by the Company to Toucan and/or Toucan Designees to secure the Third Toucan Note and any further Bridge Financing and the issuance of the Warrants, the undersigned consents and agrees to the following:

         (1) Pursuant to Section 9.4 of the Security Agreement, the undersigned hereby consents to and approves of the amendment, modification, termination or waiver of any provision of the Security Agreement or Notes as may be necessary to permit and authorize:

             (a) the Third Toucan Note, all further Bridge Financing and the Warrants and the Company's issuance and performance of its obligations under the Third Toucan Note and any further notes or agreements related to any other Bridge Financing and the Warrants; and

             (b) the Company's grant to Toucan and/or to Toucan Designees of a security interest in "Collateral" (as defined in the Third Toucan Note) to secure payment of the Third Toucan Note and any further Bridge Financing;

         (2) The waiver of any event of default under the Security Agreement or the Note which might otherwise arise with respect to the matters described in paragraph (1) above, including, without limitation, as a result of a violation of Sections 4.4, 4.5, 4.12, 4.14, Section 5.1 or Section 6 of the Security Agreement; and acknowledges that the Bridge Financing, the issuance of the Third Toucan Note, any further notes or agreements related to the Bridge Financing and the Warrants and the grant of a security interest in the Collateral to Toucan and/or Toucan Designees will not constitute an event of default under the Security Agreement or the Notes.

         (3) The undersigned's obligations under the Subordination Agreement or the Intercreditor Agreement, as the case may be, supercede the undersigned's agreement in paragraphs 3 and 4 of the Consent and Amendment.


                                       2.

                                                               EXECUTION VERSION

         (4) The undersigned has been advised by the Company to seek advice from the undersigned legal counsel concerning this Agreement and has been given copies of the Recapitalization Agreement and the Third Toucan Note and has received from the Company all information with respect to this Agreement the undersigned has requested.

         Dated this ____ day of April, 2004.

APPROVED:
NORTHWEST BIOTHERAPEUTICS, INC.           NOTE HOLDER:

By ____________________________________   ______________________________________
                                          Signature

     Its __________________________

                                          ______________________________________
                                          Please print name


                                       3.

                                                               EXECUTION VERSION


                                    EXHIBIT G

                           FORM OF FIRST AMENDMENT TO
                       CONVERTIBLE SECURED PROMISSORY NOTE

         THIS FIRST AMENDMENT TO CONVERTIBLE SECURED PROMISSORY NOTE (the "AMENDMENT") is made and entered into as of April 26, 2004, by and among NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "MAKER") and ____________ (the "HOLDER"). This Amendment amends the Note (as defined below).

                                    RECITALS

A. Section 10 of that certain Convertible Secured Promissory Note, dated as of November 12, 2003, by and between the Maker and the Holder (the "NOTE"), states that any provision of such note may be amended or waived in writing by the Holder and the Maker; and

B. The Maker and the Holder wish to amend the Note as provided below.

                                    AGREEMENT

   NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1 of the Note is hereby amended and restated in its entirety as follows:

   "1. Maturity Date. The aggregate principal amount of this Note and accrued interest thereon shall be due and payable on: (i) November 12, 2004 if a Stage 2 Qualifying Financing has occurred on or before November 12, 2004: or (ii) May 12, 2005 if a Stage 2 Qualifying Financing has not occurred on or before November 12, 2004 (such date, the "Maturity Date")."

2. Section 4 of the Note is hereby amended and restated in its entirety as follows:

   "4. Prepayment. The Maker may prepay this Note and all interest accrued hereon in whole or in part, upon not less than five business days' prior written notice to the Holder; provided, however that, prior to the occurrence of a Stage 2 Qualifying Financing, any such prepayment shall only be made upon Maker's receipt of a request to do so from Investor and, as applicable, Other Investors, collectively holding a majority of the Convertible Preferred Stock outstanding at the time of such request (as each such term is defined in that certain Recapitalization Agreement (the "Recapitalization Agreement") dated as of April 26, 2004 by and between the Maker and Toucan Capital Fund II, L.P.)."

   3. Section 5 of the Note is hereby amended and restated in its entirety as follows:

"5. Conversion

(a) At any time prior to the earlier to occur of a Stage 1 Qualifying Financing or the Maturity Date, the principal of and accrued interest on this Note shall be convertible at the election of the Maker (which shall occur only upon Maker's receipt of a request to do so from Investor and, as applicable, Other Investors, collectively holding a majority of the Convertible Preferred Stock outstanding at the time of such request) into a number (rounded down in the case of any fractional shares) of fully paid and non-assessable shares of Common Stock, par value $.001 per

                                                               EXECUTION VERSION

share, of the Maker equal to the amount being converted divided by the Conversion Price (as defined herein).

(b) At any time following the occurrence of a Stage 1 Qualifying Financing and prior to the earlier to occur of a Stage 2 Qualifying Financing or the Maturity Date, the principal of and accrued interest on this Note shall be convertible at the election of Holder into a number (rounded down in the case of any fractional shares) of fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Maker equal to the amount being converted divided by the Conversion Price.

(c) At any time following the occurrence of a Stage 2 Qualifying Financing and prior to the Maturity Date, the principal of and accrued interest on this Note shall be convertible at the election of the Maker (which shall occur only upon Maker's receipt of a request to do so from Investor and, as applicable, Other Investors, collectively holding a majority of the Convertible Preferred Stock outstanding at the time of such request) into a number (rounded down in the case of any fractional shares) of fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Maker equal to the amount being converted divided by the Conversion Price.

(d) To effect the conversion of this Note, a written notice of conversion specifying the date on which such conversion is to be effected (the "Conversion Date") shall be delivered: (i) in the case of a conversion pursuant to Section 5(a) or 5(c), by the Maker to the Holder; and (ii) in the case of a conversion pursuant to Section 5(b), by the Holder to the Maker. The Holder shall surrender this Note to the Maker and deliver a representation letter to the Maker containing customary private placement representations and warranties so that the issuance of the shares of Common Stock upon conversion of this Note shall be exempt from registration under the Securities Act of 1933, as amended. Promptly following the Conversion Date, the Maker shall issue to the Holder the shares of Common Stock into which this Note has been converted, registered on the books of the Maker in the name of the Holder or its nominee and shall deliver the certificate(s) representing such shares to the Holder at the address specified by the Holder. From and after the Conversion Date, the Holder shall be treated for all purposes as the owner of the shares of Common Stock into which this Note has been converted and the certificate(s) for such shares shall be issued as of the Conversion Date.

(e) The Maker shall, prior to any conversion of this Note, have reserved a sufficient number of duly authorized shares of Common Stock to satisfy the conversion of this Note.

(f) As used herein, "Conversion Price" means $0.10 per share, as appropriately adjusted for stock splits, reverse stock splits, reclassifications, or other similar occurrences affecting the number of shares of Common Stock outstanding after April 26, 2004.

(g) As used herein, "Stage 1 Qualifying Financing" means the receipt by Maker, after April 26, 2004, of gross proceeds aggregating at least $8 million resulting from (i) any combination of issuances of any class or series of Equity Security, Debt Security (each as defined in the Recapitalization Agreement) and/or combinations thereof (including, without limitation, any conversion of any convertible promissory notes, and/or other convertible securities or instruments of any kind), and (ii) conversion of any convertible security or instrument and exercise of exercisable security or instrument.



                                       2.

                                                               EXECUTION VERSION

(h) As used herein, "Stage 2 Qualifying Financing" means the receipt by Maker, after April 26, 2004, of gross proceeds aggregating at least $15 million resulting from any combination of issuances of any class or series of Equity Security, Debt Security (each as defined in the Recapitalization Agreement) and/or combinations thereof for cash only, and not including any conversion of any convertible security or instrument or exercise of any exercisable security or instrument."

4. All other terms and conditions of the Note shall be unaffected hereby and remain in full force and effect.

5. This Amendment shall be shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

6. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]



                                       3.

                                                               EXECUTION VERSION

         IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO CONVERTIBLE SECURED PROMISSORY NOTE as of the date first above written.

COMPANY:

NORTHWEST BIOTHERAPEUTICS, INC.,
a Delaware corporation

By: ____________________________________

Name: __________________________________

Title: _________________________________








HOLDER:

_______________________________________

Name:











                                       4.

                                                               EXECUTION VERSION

                                    EXHIBIT H

                           FORM OF FIRST AMENDMENT TO
                       WARRANTS TO PURCHASE COMMON SHARES

         THIS FIRST AMENDMENT TO WARRANTS TO PURCHASE COMMON SHARES (the "AMENDMENT") is made and entered into as of April 25, 2004, by and among NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and the undersigned holders of Warrants (as defined below) to acquire shares of the Company's common stock (each a "WARRANTHOLDER" and, collectively, the "WARRANTHOLDERS"). When signed by the holders of at least 50% of the common stock subject to Warrants (as defined below) this Amendment will amend each of the Warrants.

                                    RECITALS

         WHEREAS, the Company and the undersigned Warrantholder(s) desire to amend all of the Company Warrants to Purchase Common Shares, of series Nos. BR-1 through BR-5, each dated as of November 13, 2003 (each, a "WARRANT" and, collectively, the "WARRANTS"), as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 8(a) of each Warrant is hereby amended and restated in its entirety as follows:

                  "(a) In the event of changes in the Common Stock by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Warrant Shares available under this Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted to give the Warrantholder, on exercise for the same Aggregate Warrant Price, the total number, class, and kind of shares as the Warrantholder would have owned had this Warrant been exercised prior to the event and had the Warrantolder continued to hold such shares until after the event requiring adjustment. Notwithstanding the foregoing, no adjustment to the number of Warrant Shares or the Warrant Price shall be made in the event of an issuance or deemed issuance of securities for consideration below the then current Warrant Price pursuant to this Section 8(a). For purposes of this Section 8(a), the "AGGREGATE WARRANT PRICE" shall mean the aggregate Warrant Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant."

2. The first paragraph of Section 8(d) of each Warrant is hereby amended and restated in its entirety to read as follows:

                                                               EXECUTION VERSION

                   "Except as provided in subsections (e) and (f) of this
         Section 8, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (d)(l) through (d)(6) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold, but in no event shall the Warrant Price be reduced to less than the lesser of $0.10 per share (subject to adjustment as provided in Section 8(a)) or 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale by the Company of Convertible Preferred Stock, par value $0.001 per share as contemplated by that certain Recapitalization Agreement dated as of April 26, 2004 between the Company and Toucan Capital Fund II, L.P.; provided, however, that in no event will the Warrant Price be less than $.04 per share (subject to adjustment as provided in Section 8(a))"

3. Section 8(f) of each Warrant is hereby amended and restated in its entirety to read as follows:

                  "Anything to the contrary herein notwithstanding, in no event shall the then existing Warrant Price be reduced to less than the lesser of $0.10 per share (subject to adjustment as provided in Section 8(a)) or 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale by the Company of Convertible Preferred Stock, par value $0.001 per share as contemplated by that certain Recapitalization Agreement dated as of April 26, 2004 between the Company and Toucan Capital Fund II, L.P.; provided, however, that in no event will the Warrant Price be less than $.04 per share (subject to adjustment as provided in Section 8(a)) pursuant to the adjustments provided for in Section 8(d)."

4. Sections 8(b) and 8(c) of each Warrant are hereby deleted in their entirety.

5.       Section 18 of each Warrant is hereby deleted in its entirety.

6. All other terms and conditions of the Warrants shall be unaffected hereby and remain in full force and effect.

7. This Amendment shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

8. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]



                                       2.

                                                               EXECUTION VERSION

         IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON SHARES as of the date first above written.


                                    COMPANY:

                                    NORTHWEST BIOTHERAPEUTICS, INC.,
                                    a Delaware corporation

                                    By: ________________________________________
                                    Name:
                                    Title:

                                    WARRANTHOLDERS:

                                    ____________________________________________
                                    Alton L. Boynton

                                    ____________________________________________
                                    Marnix L. Bosch

                                    ____________________________________________
                                    Eric H. Holmes

                                    ____________________________________________
                                    Larry Richards


              FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON SHARES

                                                               EXECUTION VERSION


                                    EXHIBIT I
                             SCHEDULE OF EXCEPTIONS